Sears Pension Plan

	(As Amended and Restated
	Effective as of January 1, 2000)


















	Mayer, Brown & Platt
	Chicago





	I, __________________________________, Secretary of the
Employee Benefits Administration Committee of Sears, Roebuck and
Co. hereby certify that the attached document is a full, true and complete copy of the SEARS PENSION PLAN as in effect as of January 1, 2000.
     Dated this _____ day of ___________________, ____.




	                 Secretary as
Aforesaid


(Seal)

	INDEX OF DEFINED TERMS


5.1		-	Accrued Benefit
8.5		-	Actuarial Equivalent
8.5(a)(i)(A)	-	Annual PBGC Rate
2.2(c)		-	Allstate Group Employee
2.2(c)		-	Allstate Group
2.2 (c)		-	Allstate Distribution Rate
5.1(b)		-	Career Pay Benefit
5.1(b)(i)	-	Career Pay Base Benefit
5.1(b)(ii)	-	Career Pay Additional Benefit
4.3		-	Annuity Starting Date
5.1(a)(iii)	-	Base Benefit
5.1(a)(iii)	-	Additional Benefit
8.8		-	Beneficiary
2.8		-	Benefits Executive
5.1(b)		-	Career Pay Benefit
5.1(b)(i)	-	Career Pay Base Benefit
5.1(b)(ii)	-	Career Pay Additional Benefit
8.8		-	Coannuitant
1.1		-	Code
1.1		-	Company
5.2(c) & 5.2(d)-	Compensation
2.1		-	Computation Period
2.2		-	Continuous Service
Supp. E	-	Contributory Group
5.2(a)		-	Covered Compensation
2.3		-	Credited Service
10.3(A)	- 	Death Beneficiary
6.1		-	Deferred Vested Benefit
4.2		-	Early Retirement Date
1.1		-	Effective Date
3.1		-	Eligible Employee
8.15		-	Eligible Distribution
8.15		-	Eligible Retirement Plan
1.3		-	Employer
1.3		-	Employers
1.4		-	ERISA
5.2(b)		-	Final Average Monthly Compensation
5.1(A) 		-	Final Average Pay Benefit
2.1		-	Full-Time Employee
2.5		-	Hour of Service


5.1(a)(i) 	-	Immediate Credit Benefit
1.4		-	Investment Committee
12.7(e)		-	Investment Manager
3.3		-	Leased Employee
8.3(e)		-	Lump Sum
2.6		-	Maternity or Paternity Absence
13.3		-	Merged Plan
1.4	   	-	Named Fiduciaries
5.1(b)	 	-	Minimum Benefit
4.1		-	Normal Retirement Age
4.1		-	Normal Retirement Date
2.6		-	One Year Break in Service
2.1		-	Part-Time, Seasonal or Temporary Employee
3.1		-	Participant
1.1		-	Plan
1.5		-	Plan Year
1.1		-	Predecessor Plan
10.2		-	Qualified Preretirement Survivor Annuity
8.1, 10.2	-	Qualified Spouse
1.3		-	Related Company
4.4		-	Retirement Income
4.4		-	Retirement Date
Section 7	-	Section 415 Affiliate
8.1(a)		-	Single Life Annuity
8.8		-	Spousal Consent
1.12		-	Supplements
8.1(b)		-	Surviving Spouse Annuity
1.4		-	Trust
1.4		-	Trust Agreement
1.4		-	Trust Fund
1.4		-	Trustee
2.1		-	Year of Eligibility Service
2.3		-	Year of Vesting Service

	Sears Pension Plan

	(As Amended and Restated
	Effective as of January 1, 2000)

	SECTION 1.

	General

	1.1.	History, Purpose and Effective Date.  The Sears
Pension Plan (the "Plan") is maintained by Sears, Roebuck and Co., a New York corporation (the "Company"), to enable it to provide retirement and other benefits for its eligible employees and the eligible employees of Related Companies adopting the Plan. The Plan has been amended from time to time since its adoption and the following provisions constitute an amendment, restatement and continuation of the Plan (whether this version or an earlier restatement) as in effect immediately prior to January 1, 2000, the "Effective Date" of the Plan as set forth herein.
To the extent that any provision of the Plan as set forth herein specifically provides for an effective date other than January 1, 2000, such provision will constitute an amendment of the Plan as in effect on such date. The Plan is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

	1.2.	Benefits Under the Plan as in Effect Prior to
Effective Date. Except as otherwise specifically provided herein, the provisions of the Plan as set forth in this restatement will apply only to individuals who are employed by the Employers and Related Companies on or after the Effective Date. If an employee's employment with the Employers and all Related Companies last terminated prior to the Effective Date, his right to benefits, if any, and the amount thereof, will be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment. If a Participant's spouse or other beneficiary was eligible for a benefit under the Plan as in effect prior to the Effective Date, he or she will continue to be eligible for a benefit determined under the Plan as then in effect. If an individual is not, at any time on or after the Effective Date, an Eligible Employee, the amount of his benefits under the Plan will be determined in accordance with the provisions of the Plan as in effect on the date he last was an Eligible Employee.

	1.3.	Related Companies and Employers.  The term "Related
Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company which, with the consent of the Company, adopts the Plan, are referred to below collectively as the "Employers" and individually as an "Employer".

	1.4.	Plan Administration, Trust and Fiduciary
Responsibility. The authority to control and manage the operations and administration of the Plan is vested in the Company. The Company will be the administrator of the Plan (the
"Plan Administrator") and will have the

rights, duties and obligations of an "administrator" as that term is defined in section 3(16)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of a "plan administrator" as that term is defined in section 414(g) of the Code. The Company also has the authority to consent to the adoption of the Plan by other employers and to amend and terminate the Plan. The authority and responsibility to establish a funding policy, to appoint or select trustees, custodians, investment managers and insurance companies to manage the Plan's assets and the allocation of assets to each of them, to determine the plan asset mixes, to establish investment guidelines, proxy voting policies and securities trading procedures, and to monitor the performance of the fiduciaries responsible for investment of the Plan's assets is vested in a committee appointed by the Company (the "Investment Committee"). The Company and the Investment Committee will be "named fiduciaries", as described in section 402 of ERISA, with respect to their respective authority under the Plan. The benefits to be provided under the Plan will be funded pursuant to a trust (the "Trust") which forms part of the Plan. The term "Trustee", as used herein, means the individual or corporate trustee which, at the time of reference, is acting under the terms of a trust agreement (the "Trust Agreement") entered into for purposes of holding the assets of the Plan, the terms of which Trust Agreement will be incorporated herein by reference. The fund for payment under the Plan is herein called the "Trust Fund". The assets in the Trust Fund held by the Trustee may be commingled for investment purposes with the funds of other employee pension benefit plans qualified under section 401(a) of the Code.

	1.5.	Plan Year.  The term "Plan Year" means the twelve-
consecutive-month period beginning on each January 1 and ending on the following December 31.

	1.6.	Applicable Laws.  The Plan will be construed and
administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

	1.7.	Gender and Number.  Where the context permits, words
in any gender will include any other gender, words in the singular will include the plural and the plural will include the singular.

	1.8.	Notices.  Any notice or document required to be filed
with the Plan Administrator under the Plan will be properly filed if delivered or mailed postage prepaid, to the Plan Administrator in care of the Company at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

	1.9.	Form and Time of Elections.  Unless otherwise
specified herein, each election permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Plan Administrator at such times and in such form as the Plan Administrator will require.


	1.10.	Evidence.  Evidence required of anyone under the Plan
may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

	1.11.	Action by Employers.  Except as otherwise
specifically provided herein, any action required or permitted to be taken by any Employer (including the Company) which is a corporation, will be by resolution of its Board of Directors, by a duly authorized committee appointed by the Board of Directors, or by a duly authorized officer of the Employer. Any action required or permitted to be taken by any Employer which is a partnership, will be by a general partner of such partnership or by a duly authorized officer thereof.

	1.12.	  Plan Supplements.  The provisions of the Plan as
applied to any Employer or any group of employees of any Employer may be modified or supplemented from time to time by the Company by the adoption of one or more "Supplements". Each Supplement will form a part of the Plan as of its effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement will govern.

	1.13.	  Defined Terms.  Terms used frequently with the same
meaning are indicated by initial capital letters, and are defined throughout the Plan. Appendix A contains an alphabetical listing of such terms and the subsections in which they are defined.


	SECTION 2.

	Eligibility, Vesting and Benefit Service

	2.1.	Year of Eligibility Service.

	(a)	Effective on and after January 1, 2000, except as
provided in paragraph (c) below, each employee, regardless of whether he is a full-time, part-time, seasonal or temporary employee, who has not already been credited with a Year of Eligibility Service under paragraph (b) below (or who has been so credited but who is treated as a new hire pursuant to subsection 2.5) will have a Year of Eligibility
Service at the end of the first Computation Period during which he completes 1,000 Hours of Service
(without having to be employed on the last day of such Computation Period), with "Computation Period" for purposes of this paragraph (a) meaning the initial 12-month period beginning on the date the employee is first credited with an Hour of Service and each Plan Year beginning after such date. For purposes of this paragraph (a), if an employee who terminates employment with the Employers and Related
Companies is reemployed, the Plan Year containing his reemployment date will constitute a Computation
Period, and if such employee is reemployed in a Computation Period that is different than the Computation Period in which he terminated employment, the twelve-month period beginning with his reemployment date will also be a Computation Period
(in addition to the Plan Years beginning after his reemployment date).

	(b)	Prior to January 1, 2000, an employee was credited
with a "Year of Eligibility Service" in accordance with the following, subject to the provisions of subsection 2.5:

		(i)	A full-time employee had a Year of Eligibility
Service on the anniversary of his date of hire by the Employers and Related Companies unless he was absent from their service for more than 12 months;
in the case of a full-time employee who was absent from service with the Employers and Related
Companies for more than 12 months, a Year of Eligibility Service equaled an aggregate of 365 days of employment with the Employers and Related
Companies.

		(ii)	A part-time, seasonal or temporary employee
had a Year of Eligibility Service at the conclusion of a Computation Period during which he completed at least 1,000 Hours of Service (without the necessity of being still employed on the last day of such period). A "Computation Period" for this purpose was the initial 12-consecutive-month period commencing on the date an employee was first credited with an Hour of Service and each subsequent 12 month period commencing on the anniversary of the date he was first credited with an Hour of Service. An individual's Computation
Period remained the same, notwithstanding an absence from employment, unless such individual was treated as a new employee pursuant to subsection 2.5 (describing the rule of parity).

	(c)	Notwithstanding the provisions of paragraph (a)
above, the following transition rules will apply to an employee hired before January 1, 2000 who has not completed a Year of Eligibility Service before January 1, 2000 (and who is not treated as a new hire under subsection 2.5):

		(i)	Such a full-time employee will have a Year of
Eligibility Service on the anniversary of his date of hire by the Employers and Related Companies if his employment is uninterrupted (or is interrupted by an absence of less than 12 months); or, if his employment is interrupted by an absence greater than 12 months but not long enough to cause him to be treated as a new hire under subsection 2.5, he will be treated under paragraph 2.2(b) as an individual who has changed employment status; and

		(ii)	Such a part-time, seasonal or temporary
employee hired before January 1, 2000 will have a Year of Eligibility Service at the end of the Computation Period described in subparagraph
2.1(b)(ii) which includes the Effective Date if he is credited with at least 1,000 Hours of Service in such

Computation Period, or, if he is not credited with at least 1,000 Hours of Service in such Computation Period, at the end of the first Plan
Year beginning on or after the Effective Date in which he is credited with at least 1,000 Hours of Service.

For purposes of this Section 2, a "full-time employee" is an employee who is regularly scheduled to work a full work week as determined by the rules established for his work location, and a "part-time, seasonal or temporary employee" is an employee who is not regularly scheduled to work a full week.

	2.2.	Changes in Employment Status and Application of
Different Service Crediting Rules. In the event that an individual changes status from a full-time to a part-time, seasonal or temporary employee or vice versa (whether in connection with a termination of employment or otherwise), as recognized by the Company's payroll system, the following rules shall apply, subject to the provisions of subsection 2.5:

	(a)	An employee who moves from part-time, seasonal or
temporary to full-time status shall be credited with the greater of (A) the period of elapsed-time service that would be credited under subparagraph 2.1(b)(i) during the Computation Period in which the transfer occurs or (B) the service creditable under subparagraph 2.1(b)(ii) as of the date of transfer, in addition to any Years of Eligibility Service already earned before the Computation Period in which the transfer occurs; and

	(b)	An employee who moves from full-time to part-time,
seasonal or temporary status shall receive credit, in the Computation Period in which the transfer occurs, for 45 Hours of Service for each week (or part thereof) worked in any fractional part of a year credited under subparagraph 2.1(b)(i) immediately prior to the transfer, and with actual Hours of Service counted after the transfer, in addition to any full Years of Eligibility Service earned prior to the transfer.

For purposes of the foregoing, in connection with an interruption of active employment, the transfer will be deemed to have occurred on the date the employee returns to work when the change in status occurs.

	2.3.	Continuous Service and Vesting Service.

	(a)	For an employee hired prior to the Effective Date, a
"Year of Vesting Service" is equal to a year of Continuous Service. Except as provided in subsection
2.5, "Continuous Service" means all service for an Employer or Related Company commencing on date of hire (or rehire) and ending on the day a One Year
Break in Service begins, subject to the following:


		(i)	In the case of an employee who terminated
employment prior to January 1, 1978 and who, on that date, was not employed by an Employer or a Related Company, but who thereafter is employed by an Employer or a Related Company, such employee's Continuous Service for any period prior to January 1, 1978 shall be determined in accordance with the Employer's or Related
Company's personnel policy, or the predecessor plan which applied to him, as the case may be, in effect at the time of termination.

		(ii)	Continuous Service shall not include any period
or periods of part-time employment with the Employers and Related Companies prior to January
2, 1971.

		(iii)	Service by a DWDC Group Employee with the
DWDC Group after the DWDC Distribution Date, and service by an Allstate Group Employee with the Allstate Group after the Allstate Distribution
Date, shall be credited as continuous service under the Plan solely for purposes of determining whether any such DWDC or Allstate
Group Employee is vested in his Accrued Benefit under the Plan pursuant to subsection 2.8. For purposes of the foregoing, the terms "DWDC Group
Employee", "DWDC Group" and "DWDC Distribution
Date" shall have the meanings given the same (or comparable) terms in the Employee Benefits
Allocation Agreement of February 8, 1993 between the Company and Dean Witter, Discover & Co., and the terms "Allstate Group Employee", "Allstate
Group" and "Allstate Distribution Date" shall have the meanings given the same (or comparable) terms in the Employment and Agency-Related
Matters Allocation Agreement of May, 1993 among the Company, Allstate Corporation and Allstate
Insurance Company.

		(iv)	In the case of an individual for whom periods of
service must be aggregated (because of an absence of more than 12 months), a year of Continuous Service will be determined on the basis of 365 days of employment.

	(b)	For an employee hired after the Effective Date (or
rehired after the Effective Date and treated as a new employee under subsection 2.5), a Year of Vesting
Service is a Plan Year in which the employee is credited with at least 1,000 Hours of Service.

	2.4.	Credited Service.  Subject to subsection 2.5 and
subsection 9.5, for purposes of paragraph 5.1(a)(i)(C) a Participant shall have a number of complete and partial years of "Credited Service" equal to the portion of his years of Continuous Service earned after December 31, 1988 and before January 1, 2000 as an Eligible Employee after completion of his

Year of Eligibility Service. (Credited Service for periods prior to January 1, 1989 is determined under Supplement B to the Plan.)
 Generally, periods of Credited Service shall be aggregated in the case of a Participant whose service as an Eligible Employee is interrupted, except that Credited Service will not be aggregated in the case of a Participant who terminates employment with the Employers and Related Companies, receives a Lump Sum distribution and subsequently is reemployed as an Eligible Employee, unless such Participant is entitled to, and actually does, repay such Lump Sum in accordance with subsection 9.5. For purposes of the foregoing, a Participant who receives a Lump Sum payment on account of termination of employment who is reemployed within 12 months and who would otherwise be credited with Continuous Service for the period of his absence shall not receive Credited Service for the same period unless the Credited Service earned prior to his termination of employment is restored on account of his repayment of such Lump Sum in accordance with subsection 9.5. Any Participant who had a Year of Eligibility Service prior to January 1, 1989 but who was not credited with an Accrued Benefit under the Plan as of December 31, 1988 under the terms of the Plan as in effect on such date, will have Credited Service from the day following completion of his Year of Eligibility Service.

	2.5.	Treatment as New Employee After Consecutive One Year
Breaks in Service. If an employee or Participant terminates employment with the Employers and Related Companies before earning five full years of Continuous Service (if he was hired before January 1, 2000) or five Years of Vesting Service (if he was hired or rehired on or after January 1, 2000), or otherwise becoming vested in an Accrued Benefit and the number of his consecutive One Year Breaks in Service equals or exceeds seven
(six in the case of an individual whose first 12 months of a Maternity or Paternity Absence are disregarded under subsection 2.7), then his Year of Eligibility Service and any Continuous and Credited Service earned prior to such consecutive One Year Breaks in Service of seven or more years shall be erased and, if he is later employed or reemployed by an Employer or a Related Company, he shall be considered a new employee for all purposes under the Plan.

	2.6.	Hour of Service.  The term "Hour of Service" means,
with respect to any employee, each hour for which he is paid or entitled to payment for the performance of duties for an Employer or a Related Company or for which back pay, irrespective of mitigation of damages, has been awarded to the employee or agreed to by an Employer or a Related Company, subject to the following:

	(a)	An employee or Participant shall be credited with the
number of regularly scheduled working hours included in the time period on the basis of which payment to the Employee is calculated (or, if the number of such hours is not determinable, 8 Hours of Service per day
(to a maximum of 40 Hours of Service per week)) for any period during which he performs no duties for an Employer or a Related Company (irrespective of whether the employment relationship has terminated) by reason of a vacation, holiday, illness, incapacity
(including disability), layoff, jury duty, military duty or leave of absence but for which he is directly or indirectly paid or entitled to payment by an Employer or a Related

Company; provided, however, that an employee or Participant shall not be credited with more than 501
Hours of Service under this paragraph (a) for any single continuous period during which he performs no duties for an Employer or a Related Company. Payments considered for purposes of the foregoing sentence shall include payments unrelated to the length of the period during which no duties are performed but shall not include payments made solely as reimbursement for medically related expenses or solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.

	(b)	For any employee for whom hourly records are not
maintained for any period, Hours of Service shall be determined in accordance with equivalencies prescribed under applicable regulations published by the Department of Labor in accordance with rules established by the Plan Administrator.

	(c)	Hours of Service shall be calculated and credited
pursuant to Department of Labor Regulation section
2530.200b-2, which is incorporated herein by reference.

	2.7.	One Year Break in Service.  The term "One Year Break
in Service" means the 12-consecutive-month period commencing on the day after the day an employee's employment with the Employers and Related Companies is terminated for any reason, unless such absence constitutes a Maternity or Paternity Absence. An absence of less than 12 months following such termination of employment shall be disregarded in determining whether a One Year Break in Service has occurred. An individual who is absent because of service in the U.S. Armed Forces will begin a One Year Break in Service on the 91st day following his discharge from military service, if he does not return to work within 90 days of such discharge. With respect to an individual whose absence from employment constitutes a Maternity or Paternity Absence, the term "One Year Break in Service" means the 12-consecutive-month period commencing on the day after the second anniversary of the first day of such absence if he is not paid or entitled to payment for the performance of duties for an Employer or a Related Company during that 12-consecutive-month period. The period between the first and second anniversaries of the first day of a Maternity or Paternity Absence shall not constitute a period of Continuous Service. The term "Maternity or Paternity Absence" means an employee's or Participant's absence from work because of the pregnancy of such individual, the birth of a child of such individual, the placement of a child with such individual in connection with the adoption of a child by such individual, or for purposes of caring for the child by such individual immediately following such birth or placement. The Plan Administrator may require the employee or Participant to furnish such information as it considers necessary to establish that such individual's absence was a Maternity or Paternity Absence.

	2.8.	Vested Interest in Accrued Benefit.  The interest of
a Participant in his Accrued Benefit under the Plan will become fully vested and nonforfeitable in accordance with the following schedule:




		Years of Vesting Service			Vested
Percentage

		   Less than 5				0%
		   5 or more					100%

Notwithstanding the foregoing provisions of this subsection 2.8, a Participant will have a fully vested, nonforfeitable interest in his Accrued Benefit under the Plan upon his attaining Normal Retirement Age or, if such individual was a Participant before January 1, 1989, age 63, while employed by an Employer or Related Company. In addition, in the event of the Plan's termination (in accordance with subsection 13.2) or partial termination (as determined under applicable law and regulations), each affected Participant will be fully vested in his Accrued Benefit under the Plan, but only to the extent such benefit is then funded (as determined under applicable regulations).

	2.9.	Pre-Acquisition Service.  By written resolution of
the most senior executive of the Company with primary responsibility for employee benefit matters, regardless of title (the "Benefits Executive"), or by the terms of a stock or asset purchase agreement, merger agreement or other transaction document executed by the Company, the Company may recognize pre-acquisition service with, or pre-acquisition eligibility under a plan similar to the Plan of, a company which becomes a Related Company or the assets of which are acquired by a Related Company, for purposes of determining eligibility under the Plan. Such pre-acquisition service and/or eligibility shall be calculated in such manner as the Benefits Executive in his sole discretion shall determine.


	SECTION 3.

	Participation in Plan

	3.1.	Eligibility for Participation.  Subject to the terms
and conditions of the Plan, each Eligible Employee who was a Participant in the Plan immediately prior to the Effective Date will continue as such. Each other Eligible Employee will become a "Participant" in the Plan on the later of (i) the date he attains age 21 or (ii) the first day following the date on which he has completed one Year of Eligibility Service, provided he is still an Eligible Employee on such date. Each employee of an Employer is an "Eligible Employee" for any period in which he satisfies all of the following requirements:

	(a)	he belongs to an identifiable group of employees of
an Employer or business unit of an Employer to which participation in the Plan has been extended by the Company,

	(b)	he is not a member of a collective bargaining unit,
unless the Plan has been extended to the collective bargaining unit under a currently effective collective bargaining agreement,

	(c)	he is not a person employed outside the United States
who is neither a citizen nor a resident of the United
States, and

	(d)	he does not perform services for an Employer under a
contract, agreement or arrangement that purports to treat him as either an independent contractor or the employee of a leasing organization agency or other similar entity, even if he is subsequently determined
(by judicial action or otherwise) to have instead been a common law employee of such Employer.

Except as provided in subsection 2.4, if a Participant ceases to be an Eligible Employee for any reason, including termination of employment, and he again becomes an Eligible Employee, he will recommence his participation in the Plan immediately upon again becoming an Eligible Employee. In the event an employee of an Employer or a Related Company who was not an Eligible Employee becomes an Eligible Employee, such employee will immediately commence participation in the Plan if he has completed a Year of Eligibility Service and is at least age 21. If an employee whose eligibility is determined under paragraph 2.1(a) terminates employment before the anniversary of his date of hire but returns to employment with the Employers and Related Companies after such anniversary date and within 12 months, such individual shall become a Participant on the first day coincident with or following such reemployment on which he is again an Eligible Employee.

	3.2.	Plan Not Contract of Employment.  The Plan does not
constitute a contract of employment, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

	3.3.	Leased Employees.  If a person satisfies the
requirements of section 414(n) of the Code and applicable Treasury regulations for treatment as a "Leased Employee", such Leased Employee will not be eligible to participate in this Plan, or in any other plan maintained by an Employer which is qualified under section 401(a) of the Code, but, to the extent required by section 414(n) of the Code and applicable Treasury regulations, such person will be treated as if the services performed by him in such capacity were performed by him as an employee of a Related Company which has not adopted the Plan; provided, however, that no such service will be credited for any period during which not more than 20% of the non-highly compensated workforce of the Employers and the Related Companies consists of Leased Employees and the Leased Employee is a Participant in a money purchase pension plan maintained by the leasing organization which (i) provides for a nonintegrated employer contribution of at least 10 percent of compensation, (ii) provides for full and immediate vesting, and (iii) covers all employees of the leasing organization (beginning with the date they become employees), other than those employees excluded under section 414(n)(5) of the Code. For purposes of this subsection 3.3, a highly compensated employee will mean an individual described in section 414(q) of the Code and the regulations thereunder.


	SECTION 4.

	Retirement Dates

	4.1.	Normal Retirement Date.  The "Normal Retirement Date"
for a Participant is the date on which he terminates employment with the Employers and Related Companies on or after his attainment of Normal Retirement Age. A Participant's "Normal
Retirement Age" is age 65.  The Retirement Income of a
Participant who retires on a Normal Retirement Date will be his Accrued Benefit.

	4.2.	Early Retirement Date.  The "Early Retirement Date"
for a Participant is the date on which he terminates employment with the Employers and Related Companies before attaining Normal Retirement Age and after his attainment of age 55 with at least ten (10) years of Continuous Service or, in the case of an individual who was a Participant prior to January 1, 1989, after attainment of age 63. The Retirement Income of a Participant who retires on an Early Retirement Date will be his Accrued Benefit and will commence as of the first day of the month following his 65th birthday, unless the Participant elects to have his Retirement Income (reduced in accordance with subsection 5.4) commence as of the first day of any calendar month following his Early Retirement Date; provided, however, that payment of such Retirement Income must commence no later than the first day of the month following his 65th birthday.

	4.3.	Retirement Date, Retirement Income and Annuity
Starting Date. The "Retirement Date" for a Participant is one of the Retirement Dates described in the foregoing subsections of this Section 4 on which he actually terminates his employment with the Employers and Related Companies, regardless of when benefit payments to such Participant commence. The "Retirement Income" of a Participant is the benefit payable to a Participant on or after his Normal or Early Retirement Date determined in accordance with Section 5 and adjusted, as appropriate, for an optional form of payment elected under Section 8. Retirement Income shall be paid to a Participant as of the first day of the month next following his Retirement Date, or, if a delay in payment is permitted by the terms of the Plan, the first day of the month selected for the commencement of benefits by the Participant. The Participant's "Annuity Starting Date" shall be the first day of the first period for which payment of a Retirement Income or Deferred Vested Benefit (described in
Section 6) is made in any form.


	SECTION 5.

	Amount of Participant's Accrued Benefit and Retirement Income

	5.1.	Accrued Benefit.  Subject to the other terms and
conditions of the Plan, a Participant's "Accrued Benefit" as of any date is a monthly amount payable to the Participant for his life commencing on the first day of the month following his attainment of age 65 or, if later, his termination of employment, in an amount equal to the sum of his monthly Final Average Pay Benefit and his monthly Career Pay Benefit, each as defined below:


	(a)	A Participant's monthly "Final Average Pay Benefit"
is the benefit accrued by the Participant as of December 31, 1999, as though he terminated employment on the earlier of December 31, 1999 or his actual termination date, calculated as a monthly amount equal to the greater of (i) or (ii) below:

		(i)	the sum of

			(A)	The Participant's monthly "Immediate Credit
Benefit", equal to the portion of the monthly benefit accrued by the Participant under the Plan as of December 31, 1988 determined under paragraph (a) of subsection B-14 of Supplement B.

			(B)	The Participant's monthly "Pre-1989 Adjusted
Benefit", equal to the portion of the monthly benefit accrued by the Participant under the Plan as of December 31, 1988 determined under paragraph (b) of subsection B-14 of Supplement B, subject to the following:

				(I)	the amount determined under paragraph
(b) of subsection B-14 of Supplement B
will be adjusted, if necessary, in order to be no less than fifty percent (50%) of the benefit that would have been accrued by the Participant as of December 31, 1988 if there had been no offset for the Estimated Projected
Primary Social Security Benefit (as
defined in subsection B-12 of Supplement
B); and

				(II)	the amount initially determined under
the preceding provisions of this
paragraph (ii) will be adjusted as of
the Participant's Annuity Starting Date
(or, if earlier, December 31, 1999) by
multiplying such amount by a fraction,
which shall not be less than one (1),
the numerator of which is the
Participant's Final Average Monthly
Compensation as determined under
paragraph 5.2(b) subject to applicable
limitations under section 401(a)(17) of
the Code, and the denominator of which
is the Participant's final average
monthly compensation as actually
determined under subsection B-11 of
Supplement B as of December 31, 1988.

			(C)	The Participant's monthly "Post-1988
Benefit", equal to the sum of

				(I)	a "base benefit" determined by
multiplying .85 percent (.85%) of the
Participant's Final Average Monthly
Compensation by his period of Credited
Service, and

				(II)	an "additional benefit" determined by
multiplying .65 percent (.65%) of his
Final Average Monthly Compensation in
excess of his monthly Covered
Compensation by the lesser of

					(a)	the excess, if any, of 35 years
over the sum of his period of
credited past service (as defined
in subsection B-7 of Supplement B)
and his period of credited future
service (as defined in subsection
B-8 of Supplement B but excluding
any Credited Service taken into
account under subsection 2.4 for
any period prior to January 1,
1989), or

					(b)	his period of Credited Service;

		provided that with respect to any individual who on December 31, 1988 was both employed by an Employer and a Participant, 1 percent (1%) will be substituted for .85 percent (.85%) as the base benefit factor in subparagraph (I) of this paragraph (C) for each year of his Credited Service not exceeding the lesser of 11 years or the number of his years of credited future service (as defined in subsection B-8 of Supplement B), with all such years calculated to the third decimal point.

		(ii)	a "Minimum Benefit" equal to the product of 7
times his period of Credited Service under subsection 2.4 earned beginning on or after January 1, 1994 and on or before December 31,
1999.

	(b)	A Participant's monthly "Career Pay Benefit" is the
aggregate of the following yearly accruals for each Plan Year during which the Participant is credited with at least 1,000 Hours of Service commencing on and after January 1, 2000, divided by 12:

		(i)	a "Career Pay Base Benefit", equal to the
Participant's Compensation received as a
Participant for the Plan Year (or any portion thereof) multiplied by .85 percent (.85%), plus

		(ii)	a "Career Pay Additional Benefit", equal to the
Participant's Compensation received as a
Participant for the Plan Year (or any portion thereof) in excess of his Covered Compensation for that year multiplied by .65 percent (.65%);
provided that no accruals shall be earned under this subparagraph (ii) for more than 35 years, reduced by the number of complete and partial years of Credited Service taken into account under this subsection 5.1 for periods prior to January 1, 2000; and provided further that the accrual under this subparagraph for the 35th year shall be prorated, if necessary, to reflect a partial year of Credited Service taken into account under subparagraph (a)(i)(C)(II) of this subsection 5.1.

For purposes of the foregoing, the 1,000 Hours of Service requirement for a Career Pay Benefit accrual will not apply for the Plan Year in which the Participant terminates his employment with the Employers and Related Companies (although such Participant must still be credited with at least 1,000 Hours of Service in the Plan Year in which he terminates employment if that year is to constitute a year of Vesting Service), provided, however, that if the Participant is reemployed in the same Plan Year, he will not accrue an additional benefit for that Plan Year (based upon Compensation earned after his reemployment date) unless he satisfies the 1,000 hour requirement for such Plan Year.

	5.2.	Covered Compensation, Final Average Monthly
Compensation, and Compensation. Subject to the provisions of subsection 5.3, the following definitions shall be used for purposes of subsection 5.1:

	(a)	The term "Covered Compensation" means the average of
the Social Security taxable wage bases for the 35 year period ending with and including the calendar year in which the Participant attains (or will attain) Social Security retirement age. In determining a Participant's Covered Compensation for a calendar year, the Social Security taxable wage base for the current calendar year and any subsequent calendar year shall be assumed to be the same as the Social Security taxable wage base as in effect as of the beginning of the calendar year for which the determination is being made. A Participant's Covered
Compensation for a calendar year ending after the 35 year period described above shall be the Participant's Covered Compensation for the calendar year during which the Participant attained his Social
Security retirement age.  A Participant's Covered
Compensation for a calendar year prior to the 35 year period described above shall be the Social Security taxable wage base in effect as of the beginning of the calendar year. Covered Compensation shall be determined using rounding procedures similar to those set forth in Table II of the 1989 Covered
Compensation Table attached to Internal Revenue
Service Notice 89-70.  A Participant's monthly
Covered Compensation means his Covered Compensation, as determined under the foregoing provisions of this paragraph, divided by twelve (12).

	(b)	A Participant's "Final Average Monthly Compensation"
means the highest result obtained by dividing his Compensation during a Considered Period by the number of months in such considered period. A "Considered
Period" means any period of five successive complete calendar years of a Participant's period of Continuous Service as an Eligible Employee which falls within the last ten successive complete calendar years of his period of Continuous Service as an Eligible Employee ending with his most recent termination date; provided, however, that a Considered Period shall not include any such complete calendar year of Continuous Service during which he was absent for more than 120 days because of an approved leave of absence due to illness, layoff or military service, nor any such complete calendar year that occurred after the calendar year in which he attains age 65 but before January 1, 1988, unless the Participant completes an Hour of Service on or after January 1, 1988. If a Participant's number of total complete calendar years of Continuous Service prior to his last termination of employment with the Employers and Related Companies does not equal or exceed five years, then, subject to the foregoing provisions, such Participant's Considered Period shall consist of all such complete calendar years.

	(c)	For calendar years prior to 1998, "Compensation"
means total cash compensation paid to an employee for personal services rendered to an Employer, including salary, wages, pre-tax employee deposits under any qualified profit sharing or stock bonus plan maintained by an Employer, Employer contributions on behalf of the employee to a cafeteria plan of an Employer pursuant to section 125 of the Code, bonuses, incentive payments, commissions, overwrites, vacation pay, severance or salary continuation allowances (except to the extent such amounts are paid in a lump sum), Employer payments for temporary military service and short-term illness allowances, all determined prior to any deferrals under the Deferred Compensation Plan, but excluding any awards under any long-term executive compensation plan, service allowances, retirement or profit sharing benefits, long-term disability benefit payments, prizes or awards, retainers, living expense allowances, moving allowances, payments or reimbursements in connection with moving expenses, special geographic differentials, medical expense reimbursements, lump sum payments for vacations earned but not taken, overseas compensation adjustments (as determined under the Employer's personnel policy), dividends paid with respect to shares of restricted stock, cash payments received pursuant to stock options and all other special compensation of any kind. The compensation otherwise determined with respect to a Participant whose employment with the Employers last terminated under conditions entitling him to a benefit under the Plan will be adjusted by the Plan Administrator to mitigate the effect of receipt of reduced compensation (or no compensation) due to a period of employment with a Related Company prior to his last termination of employment with the Employers if the Plan Administrator determines that such Participant's compensation, as otherwise determined in accordance with this paragraph (c), does not fairly reflect such Participant's earnings history. If a Participant's compensation is adjusted by operation of the preceding sentence, then with respect to such Participant, the term "Compensation" shall mean his compensation as so adjusted. Notwithstanding the foregoing, the term Compensation shall not include amounts paid after the date shown as the Participant's termination date on his Employer's payroll records.

	(d)	For calendar years after 1997, "Compensation" means
all regular remuneration paid to an Eligible Employee by the Employers before any pre-tax contributions are made to any cash or deferred arrangement (under section 401(k) of the Code) or any cafeteria plan
(under section 125 of the Code) sponsored by the Employers or any deferrals are made under the Deferred Compensation Plan, and shall not include irregular forms of remuneration such as payments from any nonqualified deferred compensation plan, income from the exercise of stock options or the lapsing of a restriction on Company stock, "WOW" bonuses, finder's fees, vacation pay, severance or salary continuation allowances paid as a lump sum, state disability income, awards in the form of cash, merchandise or trips and the related gross-up, tuition reimbursements, moving allowances and the related gross-up, signing bonuses or imputed income.
 Notwithstanding the foregoing, the term Compensation shall not include amounts paid after the date shown as the Participant's termination date on his Employer's payroll records.

	5.3.	Special Limitation on Compensation Taken Into Account
For Any Plan Year. Notwithstanding any other provision of the Plan to the contrary, the Accrued Benefit of each Participant will be determined without regard to any Compensation for any Plan Year that exceeds the maximum amount permitted for such year in accordance with section 401(a)(17) of the Code and applicable regulations thereunder. In applying the foregoing limit, the "fresh start with extended wearaway" method of benefit calculation permitted under applicable Treasury Regulations shall be utilized as of January 1, 1994, but only with respect to Participants affected by section 401(a)(17). Accordingly, any such affected Participant shall be entitled to an Accrued Benefit that is the greater of the benefit determined under subsection
5.1 with the applicable section 401(a)(17) cap applied to all relevant years, or the sum of the Participant's accrued benefit as of December 31, 1993 using the 401(a)(17) cap for each of the high five successive years prior to 1993 used in determining
Final Average Monthly Compensation, plus any additional benefits accrued under subsection 5.1, applying the new section 401(a)(17) cap (as adjusted for cost-of-living increases) for the period commencing on January 1, 1994.

	5.4.	Early Retirement Reductions for Commencement Prior to
Normal Retirement Age. For any Participant who retires on an Early Retirement Date and whose Annuity Starting Date precedes his Normal Retirement Date, his Retirement Income shall be equal to his Accrued Benefit reduced in accordance with the following provisions:

	(a)	Age 63 With Less Than Ten Years of Continuous
Service. If an employee who was a Participant prior to January 1, 1989 terminates employment with the Employers and Related Companies with less than 10 years of Continuous Service and after attainment of age 63 but before attainment of age 65, he will be eligible for a Retirement Income equal to the sum of:

		(i)	his Immediate Credit Benefit under subparagraph
5.1(a)(i);

		(ii)	his Pre-1989 Adjusted Benefit under
subparagraph 5.1(a)(ii);

		(iii)	his Base Benefit under subparagraph 5.1(a)(iii)
(A) and his Career Pay Base Benefit under subparagraph (b)(i), each reduced to its Actuarial Equivalent; and

		(iv)	his Additional Benefit under subparagraph 5.1
(a)(iii)(B) and his Career Pay Additional
Benefit under subparagraph 5.1(b)(ii), each reduced to its Actuarial Equivalent.

	(b)	Age 55 With Ten Years of Continuous Service.  If a
Participant who is not covered by paragraph (a) above terminates his employment with all of the Employers and Related Companies for a reason other than his death, and after he has both attained age 55 and completed 10 or more years of Continuous Service, but before attainment of age 65, he will be eligible for a Retirement Income equal to the sum of:

		(i)	his Immediate Credit Benefit under subparagraph
5.1(a)(i), reduced by .4167% per month for each full month that his Annuity Starting Date precedes the first day of the month next following the date he will attain age 63;

		(ii)	his Pre-1989 Adjusted Benefit under
subparagraph 5.1(a)(ii), reduced by .4167% per month for each full month that his Annuity
Starting Date precedes the first day of the month next following the date he will attain age 63;

		(iii)	his Base Benefit under subparagraph 5.1(a)(iii)
(A) and his Career Pay Base Benefit under subparagraph 5.2(b)(i), each reduced by .4167% per month for each full month that his Annuity
Starting Date precedes the first day of the month next following the date he will attain age 65 (age 63 in the case of a Participant who, while employed by the Employers, both attains at least age 55 and has at least 20 years of Continuous Service on or before December 31, 1999); and

		(iv)	his Additional Benefit under subparagraph
5.1(a) (iii)(B) and his Career Pay Additional
Benefit under subparagraph 5.1(b)(ii), each reduced by .6667% for each full month that his Annuity Starting Date precedes the first day of the month next following the date he will attain age 65, including the month next following the date he will attain age 62, and by .3333% per month for each full month that his Annuity Starting Date precedes the first day of the month next following the date he will attain age 62.

		A Participant to whom the Minimum Benefit under subsection 5.1 is applicable shall be eligible for a Retirement Income equal to such Minimum Benefit reduced in the same manner as the base benefits under subparagraph (b)(iii) above.

	(c)	Participants Hired On or After January 1, 2000.  In
the case of a Participant who is hired (or rehired as a new employee pursuant to subsection 2.5) on or after January 1, 2000, 10 or more Years of Vesting
Service shall be substituted for 10 years of Continuous Service for purposes of this subsection
5.4.

	5.5.	Non-Duplication of Benefits.   Except as provided in
an applicable Supplement, the benefits payable to or on behalf of any Participant under this Plan shall be reduced by the amount of any benefits payable to or on behalf of such Participant under any other defined benefit plan maintained by an Employer or a Related Company to the extent that such benefits under such other plan are based upon periods of service with the Employers which constitute Credited Service under this Plan.

	5.6.	Protection of Accrued Benefit.  Notwithstanding the
preceding provisions of this Section 5 or of Section 6, no Participant shall have a Retirement Income or Deferred Vested Income that is less than his accrued benefit under the Plan as of December 31, 1988, adjusted by any applicable reduction factors for commencement prior to age 65, determined in accordance with the provisions of Supplement B.


	SECTION 6.

	Deferred Vested Benefit

	6.1.	Eligibility.  If a Participant's employment with the
Employers and Related Companies is terminated for any reason
(other than his death) prior to the date on which he would first be eligible to retire on a Normal or Early Retirement Date and after he has become vested in his benefits under the Plan, he will be entitled to receive a monthly "Deferred Vested Benefit" in an amount determined under subsection 6.2. Subject to subsection 8.11, a Participant who is entitled to a Deferred
Vested Benefit and who terminates employment with the Employers and Related Companies may elect, by written application to the Plan Administrator, to have his Deferred Vested Benefit commence as of the first day of any month after the date he attains age
55; provided, however, that payment of such Participant's
Deferred Vested Benefit must commence in accordance with Section
8 as of the date no later than the first day of the month following his 65th birthday. Any such election must be made in writing in advance of the date the Participant intends to be his Annuity Starting Date.

	6.2.	Amount of Deferred Vested Benefit.  A Participant who
waits to receive his Deferred Vested Benefit until the first day of the month following his 65th birthday will receive his Accrued Benefit determined as of his termination of employment. A Participant who elects to commence payment of his Deferred Vested Benefit as of the first day of any month commencing on or before the day on which he attains age 65 will receive a benefit that is equal to his Accrued Benefit reduced using an interest rate of 8% per annum, compounded annually, and the 1984 unisex pension table to reflect commencement prior to the first day of the month following age 65.

	SECTION 7.

	General Limitations on Benefits

	7.1.	Section 415.  Notwithstanding any other provision of
this Plan, a Participant's benefit under the Plan will not exceed the limitations specified in section 415 of the Code, determined once as of his Annuity Starting Date. If the Participant participates in any other defined benefit plan maintained by the Employers or any Section 415 Affiliate (as defined below) and if the Participant's total benefits under this Plan and such other defined benefit plan would exceed the limits of section 415, the Participant's benefit under this Plan will be reduced to the extent necessary to satisfy section 415. For Annuity Starting
Dates commencing before January 1, 2000, if a Participant also participates in any defined contribution plan maintained by the Employers or any Section 415 Affiliate, and if the Participant's combined interest in this Plan and such defined contribution plan would exceed the limits of section 415(e) of the Code, the benefits under this plan will be reduced as necessary to satisfy section 415(e). For purposes of this section, the term "Section 415 Affiliate" means any entity that would be a Related Company if the ownership test of sections 414(b) and (c) of the Code was "more than 50%" rather than "at least 80%".


	SECTION 8.

	Payment of Retirement Income
	and Deferred Vested Benefit

	8.1.	Normal Form of Payment.  Except as otherwise
specifically provided in this Section 8, the Retirement Income or the Deferred Vested Benefit to which a Participant is entitled under Section 5 or 6, respectively, will be paid to him in the following manner:

	(a)	Unmarried Participants.  The Retirement Income or
Deferred Vested Benefit payable to a Participant who does not have a Qualified Spouse on his Annuity
Starting Date will be paid to him in the form of equal monthly payments terminating with the payment for the month in which he dies (a "Single Life
Annuity") that is his Accrued Benefit under subsection 5.l, reduced (as appropriate) in accordance with subsection 5.4 or subsection 6.2 for early commencement.

	(b)	Married Participants.  The Retirement Income or
Deferred Vested Benefit payable to a Participant who has a Qualified Spouse on his Annuity Starting Date will be paid in the form of a "Surviving Spouse
Annuity" which is the Actuarial Equivalent of the normal form of Retirement Income which would be payable under Section 8.1(a) in the absence of a Qualified Spouse. Under this form reduced equal monthly payments will be made to the retired
Participant during his lifetime and 50% of such reduced payments will be made upon his death to his Qualified Spouse for her life.

For purposes of this Section 8, the term "Qualified Spouse" means the person to whom the Participant is legally married on his Annuity Starting Date, except as otherwise provided in a qualified domestic relations order within the meaning of section
414(p) of the Code.

	8.2.	Waiver of Normal Form of Payment.  Notwithstanding
the provisions of subsection 8.1, a Participant entitled to a Retirement Income or Deferred Vested Benefit may elect to waive payment in accordance with the normal form set forth in subsection 8.1 and to have his Retirement Income or Deferred Vested Benefit, as applicable, paid to him in one of the optional forms available to him pursuant to subsection 8.3; provided, however, that a married Participant's waiver will be effective with respect to a form of payment that would provide less to the Qualified Spouse upon the death of the Participant than the Surviving Spouse Annuity only if Spousal Consent is obtained with respect thereto. No such election to waive the normal form of payment shall be valid if it is made more than 90 days prior to the Participant's Annuity Starting Date, or if it is made before Retirement Election Information is given to the Participant, and benefits shall not commence to be paid to the Participant until at least 30 days have elapsed since he was given his Retirement Election Information (unless such 30-day period is waived by the Participant). A Participant may elect to rescind any prior election made by him in accordance with this subsection 8.2 at any time before his benefit payments commence, in which case his Retirement Income or Deferred Vested Benefit, as applicable, will be paid in the normal form required by subsection 8.1 unless another election is timely filed. Any election permitted under this subsection shall be made and filed with the Plan Administrator in such form as it may require.

	8.3.	Optional Forms of Payments.  In place of his normal
form of Retirement Income or Deferred Vested Benefit, a
Participant may elect to receive his Retirement Income or Deferred Vested Benefit under any one of the optional forms of payment set forth below. The amount payable in accordance with any such election will be the Actuarial Equivalent of the amount payable to the Participant under the normal form (provided that a Lump Sum Payment under paragraph (e) shall not be less than the Actuarial Equivalent of the Participant's Accrued Benefit). The optional forms will include the following:

	(a)	Option A.  A reduced monthly Retirement Income or
Deferred Vested Benefit payable during the retired
Participant's life, with the further provision that after his death a monthly Retirement Income or Deferred Vested Benefit of 50% or 100%, whichever he shall elect, of such reduced monthly amount shall be continued during the life of, and paid to, the Coannuitant designated by him if such person survives him.

	(b)	Option B.  A reduced monthly Retirement Income or
Deferred Vested Benefit payable during the retired
Participant's life, with the further provision that after his death a monthly Retirement Income or Deferred Vested Benefit of 50% or 100%, whichever he shall elect, of such reduced monthly amount shall be continued during the life of, and paid to, the Coannuitant designated by him if such person survives him, and with the further provision that if such Coannuitant predeceases the Participant, the monthly
Retirement Income or Deferred Vested Benefit payable thereafter to the Participant during his life shall be equal to the Retirement Income to which he would have been entitled under Section 5 if he had not elected this Option B and if subparagraph 8.1(a) had applied to him.

	(c)	Option C.  A reduced monthly Retirement Income or
Deferred Vested Benefit payable during the Participant's life, with the further provision that upon the death of the retired Participant prior to his receipt of 120 monthly payments, such reduced
Retirement Income or Deferred Vested Benefit will continue to be payable to his designated Beneficiary or Beneficiaries (in such proportions and with such rights of succession) or the survivor or survivors among such persons or the estate of the last survivor among such persons, or if no such person survives the Participant, to the estate of the Participant, until a total of 120 monthly payments shall have been made, in the aggregate, to the Participant, the surviving
Beneficiar(ies), or the estate of the last survivor among such persons, or the estate of the Participant, as the case may be.


	(d)	Option D.  A reduced monthly Retirement Income or
Deferred Vested Benefit payable during the Participant's life, with the further provision that after his death a monthly Retirement Income of 100% of such reduced monthly Retirement Income or Deferred
Vested Benefit shall be continued during the life of, and paid to, his Coannuitant if such person survives him, and with the further provision that upon the deaths of both the retired Participant and the Coannuitant prior to the receipt of 120 monthly payments, such reduced Retirement Income or Deferred
Vested Benefit will continue to be payable to the designated Beneficiary or Beneficiaries (in such proportions and with such rights of succession) or the survivor or survivors among such persons or the estate of the last survivor among such persons, or if no such person survives the Participant, to the estate of the Participant, until a total of 120 monthly payments shall have been made, in the aggregate, to the Participant, his Coannuitant, the surviving Beneficiar(ies) or the estate of the last survivor among such persons, or the estate of the Participant, as the case may be.

	(e)	Lump Sum.  Subject to the provisions set forth below,
in lieu of a Retirement Income or Deferred Vested
Benefit otherwise payable to, or on account of, a Participant, a "Lump Sum" payment which is the Actuarial Equivalent of such Retirement Income or
Deferred Vested Benefit will be paid to the person or persons entitled thereto, if the Participant terminates employment with all the Employers and Related Companies (i) at or after his attainment of age 55 and completion of 20 or more years of Continuous Service, (ii) at or after his attainment of age 60, if he attains age 60 prior to January 1, 1990, or (iii) at or after his attainment of age 60 and completion of 10 or more years of Continuous
Service, if he attains age 60 on or after January 1, 1990, or (iv) if the Participant's Accrued Benefit when he terminates employment is less than $150, provided that such Participant may elect instead to receive an annuity for his life (if he is unmarried) or a joint and 50% survivor annuity for the lives of himself and his Qualified Spouse (if he is married) which is the Actuarial Equivalent of the Lump Sum payable under this clause (iv) commencing as early as the first day of the month following his termination from employment. For purposes of this paragraph (e), Years of Vesting Service shall be substituted for years of Continuous Service in the case of a Participant hired (or rehired as a new employee pursuant to subsection 2.5) on or after January 1, 2000.

	(f)	Single Life Annuity. (Optional for a married
Participant.)

If the Coannuitant designated under paragraph (a), (b) or (d) above dies before the Annuity Starting Date, payment will be made in the normal form specified in subsection 8.1. A Participant's designation of a Coannuitant or Beneficiary is irrevocable unless he makes a new election in accordance with subsection 8.4.

	8.4.	Election and Discontinuance of Options.  A
Participant may cancel any option elected under subsection 8.3 at any time prior to the day his first payment is processed, and may make a new election, subject to the provisions of this Section 8 (including the requirement of Spousal Consent) and uniform rules established by the Plan Administrator (or its delegate) from time to time. If a Participant dies before his Annuity Starting Date, no benefits will be payable to any person under the Plan, except as provided in Section 10. For purposes of determining whether this Section 8 or Section 10 is applicable to a deceased Participant, a Participant's Annuity Starting Date will have been established if all of the events necessary for the Plan to properly make or commence payment as of that date have occurred.

	8.5.	Actuarial Equivalents. Except where covered by a
table attached to the Plan, in determining whether one form of benefit is the "Actuarial Equivalent" of another form of benefit under the Plan, the following actuarial assumptions shall be employed:

	Interest Rate:		8% per annum, compounded annually

	Mortality Table:		the 1984 unisex pension table, but
with a one-year setback solely for purposes of Lump Sum calculations ("UP 84 mortality table")

Notwithstanding the foregoing, in calculating the present value of any benefit payable in the form of a Lump Sum pursuant to subsection 8.3, the Plan shall use the following actuarial assumptions:

	(a)	For Participants who terminate employment before
January 1, 1995,

		(i)	if the Participant's Annuity Starting Date
occurs before January 1, 1996, the present value of his Accrued Benefit shall be determined using the UP 84 mortality table and the following interest rates:

			(A)	the lesser of 8% or the applicable interest
rate used by the Pension Benefit Guaranty
Corporation ("PBGC") to value lump sum
benefits upon plan termination as of the first day of the plan year in which such benefit commencement date occurs (the
"annual PBGC rate"), with respect to that portion of such Participant's Accrued
Benefit which was earned through
December 31, 1990; and

			(B)	with respect to that portion of such
Participant's Accrued Benefit which was
earned after December 31, 1990,

					(I)	if the sum of the lump sum value
determined under clause (i)(A)
above plus the lump sum value of
the Participant's post-1990 Accrued
Benefit calculated by using the
annual PBGC rate is less than
$25,000, the annual PBGC rate, and

					(II)	if the lump sum value in clause
(i)(B)(I) above is at least
$25,000, 110% of the annual PBGC
rate,

provided that use of the 110% factor may not result in a lump sum of less than $25,000;

		(ii)		if the Participant's Annuity Starting Date
occurs on or after January 1, 1996, the
present value of his Accrued Benefit shall be determined using the following assumptions:

				(A)	with respect to his Accrued Benefit
as of December 31, 1990, whichever of
the following produces the larger
lump sum value: (I) the Applicable
Interest Rate for the November
preceding the Plan Year in which his
Annuity Starting Date occurs and the
Applicable Mortality Table or (II) 8%
and the UP 84 mortality table; and

				(B)	with respect to the Accrued Benefit
earned after December 31, 1990, the
Applicable Interest Rate for the
November preceding the plan year in
which his Annuity Starting Date
occurs and the Applicable Mortality
Table.

	(b)	For a Participant who terminates employment on or
after January 1, 1995, the following assumptions shall be used:

		(i)	if the Participant's Annuity Starting Date
occurs before January 1, 1996, the UP 84 mortality table and the applicable interest rate employed by the PBGC as of the first day of the month in which the Participant's Annuity
Starting Date occurs for purposes of
determining the present value of a lump sum distribution upon plan termination (the
"monthly PBGC rate") or, in the case of a present value in excess of $25,000, 120% of such monthly PBGC rate, provided that no such Participant shall receive a lump sum that is less than the present value of the portion of his Accrued Benefit which he had earned by December 31, 1994, calculated in accordance with subparagraph (a)(i) above;

		(ii)	if the Participant's Annuity Starting Date
occurs on or after January 1, 1996, the
Applicable Interest Rate for the second month preceding the month in which the Participant's
Annuity Starting Date occurs and the Applicable
Mortality Table; provided, however, that the present value determined under this subparagraph (b)(ii) shall not be less than the present value of the Accrued Benefit earned by the Participant as of December 31, 1994 determined in accordance with subparagraph
(a)(ii) above.

For purposes of this subsection 8.5 "Applicable Interest Rate" for a month means the annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for that month (rounded down to the nearest tenth of a percentage point), and "Applicable Mortality Table" means the mortality table based on the prevailing commissioner's standard table used to determine reserves for group annuity contracts issued on the date as of which present value is being determined.

	8.6.	Retirement Election Information.  The Plan
Administrator will make "Retirement Election Information" available to a Participant no earlier than 90 days prior to his Annuity Starting Date that includes the following:

	(a)	a written description of the terms and conditions of
the normal form of payment (the Single Life Annuity or Surviving Spouse Annuity, as applicable);

	(b)	a notification of the Participant's right to revoke
payment in accordance with subsection 8.2 and the Qualified Spouse's rights, if any, with respect to that revocation; and

	(c)	a general description of the eligibility conditions
and other material features of the optional forms of benefit, if any, available to him under the Plan and information explaining the relative values of such optional forms of benefit.

The Plan Administrator may make Retirement Election Information available to a Participant by:

		(i)	personal delivery to him;

		(ii)	first class mail, postage prepaid, addressed to
the Participant at his last known address as shown on his Employer's records; or

		(iii)	permanent posting on a bulletin board located
at the Participant's work site, if he is not a retired or terminated Participant.

After receiving his Retirement Election Information, a Participant may make a written request for an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in accordance with the optional forms.

	8.7.	Spousal Consent.  Any waiver, revocation, election or
other action by a Participant under the Plan which, by its terms, requires "Spousal Consent", will be effective only if:

	(a)	the Participant's Qualified Spouse consents in
writing to such election or other action;

	(b)	the consent acknowledges the effect of the election
or other action and is witnessed either by a notary public or by a Plan representative appointed or approved by the Plan Administrator;


	(c)	in the case of Spousal Consent to a Coannuitant
Beneficiary, or Death Beneficiary designation, such designation names the specific person (including any class of persons), which person(s) may not be changed without Spousal Consent, or the consent expressly permits designations by the Participant without any requirement of further consent by the Qualified
Spouse in a manner that satisfies applicable Treasury regulation; and

	(d)	in the case of a waiver of the Surviving Spouse
Annuity, the waiver specifies the optional form of benefit elected, which form of benefit may not be changed without Spousal Consent (except back to a Surviving Spouse Annuity), or the consent expressly permits the Participant to change the form of benefit without any requirement of further consent by the Qualified Spouse in accordance with applicable
Treasury regulations;

	provided, however, that, unless otherwise provided by a qualified domestic relations order within the meaning of section 414(p) of the Code, no Spousal Consent will be required if it is established to the satisfaction of a Plan representative appointed or approved by the Plan
Administrator that Spousal Consent cannot be obtained because there is no Qualified Spouse, because the Qualified Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe in regulations.
Once Spousal Consent is given in accordance with this subsection
8.7 it shall be irrevocable.

	8.8.	Coannuitant and Beneficiary Designations.  If the
Participant is not married on his Annuity Starting Date, or if the Participant is married but obtains Spousal Consent to the designation of a person other than the Qualified Spouse, the term "Coannuitant" and "Beneficiary" will mean such person as the Participant designates to receive, respectively (a) any lifetime benefits payable as the survivor portion of a joint and survivor annuity or (b) ten-year certain annuity form elected in accordance with subsection 8.3. Such designation may be made, revoked or changed only by an instrument signed by the Participant and filed with the Plan Administrator prior to his death.

	8.9.	Facility of Payment.  Notwithstanding the foregoing
provisions of this Section 8, if, in the Plan Administrator's opinion, a Participant or other person entitled to benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator may direct the Trustee to make payment to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or of his estate. Thereafter, any benefits under the Plan to which such Participant or Beneficiary is entitled will be paid to the conservator or other person legally charged with the care of his person or his estate.

	8.10.	Restrictions on Alienation and Qualified Domestic
Relations Orders. The interests of Participants and other persons entitled to benefits under the Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered, except in the case of qualified domestic relations orders which relate to the provision of child support, alimony payments or marital property rights of a spouse, child or other dependent and which meet the requirements of section 414(p) of the Code and the regulations issued thereunder, or in the case of a levy by the Internal Revenue Service. With respect to any such qualified domestic relations order (a "QDRO") received on or after May 1, 1997, the alternate payee may be given the choice (by express language or by general reference in the QDRO to any form of payment permissible under the Plan) to elect payment of the Actuarial Equivalent of the portion of the Participant's Accrued Benefit awarded to such alternate payee in the form of a Lump Sum, determined as of the first day of the month next following the later of the date the order is entered or the date the Plan Administrator (or his designated agent) determines that the order is qualified within the meaning of section 414(p) of the Code. With respect to any domestic relations order determined by the Plan Administrator to be qualified prior to July 15, 1991 which contemplates payments to an alternate payee until the death of the earlier to die of such alternate payee or the Participant whose Accrued Benefit has been alienated pursuant to such order, such alternate payee may elect to convert such payments (or the remaining portion thereof if the alternate payee is already in pay status) to an actuarially equivalent Lump Sum, but only if, and when, such Participant retires and receives a Lump Sum distribution pursuant to subsection 8.3.

	8.11.	Immediate Payment of Small Amounts.  If the present
value of the vested Accrued Benefit payable to or on behalf of any Participant is $3,500 or less, the Plan Administrator will direct the Trustee to distribute to the Participant or his Qualified Spouse or Death Beneficiary, as the case may be, the Actuarial Equivalent Lump Sum value of the Accrued Benefit without regard to whether the payee consents to such distribution. Such present value shall be determined as of the first day of the month following the Participant's termination of employment and will be paid as soon as administratively feasible thereafter, provided that if the Plan Administrator does not receive notification (by the appropriate payroll department) that the Participant has terminated employment with the Employers and Related Companies, or that the Participant has died, within six months of the event, the determination of the amount of the Lump Sum (and whether this subsection applies) will be made as of the first day of the month following such notification and the resulting Lump Sum will be paid as promptly as possible thereafter. A Participant who terminates employment with the Employers and Related Companies before he becomes vested in any portion of his Accrued Benefit shall nevertheless be deemed to have received his vested interest (zero) in the Plan pursuant to this subsection 8.11. If a Participant earns separate benefits under the Plan because of reemployment, his entire Accrued
Benefit will be aggregated for purposes of determining whether the involuntary cash-out provision of this subsection shall apply; provided that, in accordance with applicable Treasury regulations the foregoing shall not apply if the benefits earned during his prior period of employment have already been paid out in full, and provided further that if a Participant is cashed out after he has attained age 65 in accordance with this subsection 8.11, any additional benefit earned under the Plan after the Annuity Starting Date for such cash out will be paid in the form of a Lump Sum.

	8.12.	Limitation on Payment Period.  Notwithstanding any
other provision of the Plan to the contrary, benefits payable under the Plan to or on account of any Participant will be subject to the following:

	(a)	All distributions under the Plan will be made in
compliance with sections 401(a)(9) and 401(a)(14) of the Code and applicable regulations thereunder including the minimum incidental benefit requirement of Treas. Reg. Sec. 1.401(a)(9)-2.

	(b)	Unless the Participant elects otherwise, in no event
will distribution of a Participant's benefit commence later than 60 days after the close of the Plan Year in which the later of the following events occurs:
(i) the Participant's Normal Retirement Age, or (ii) the Participant's termination of employment.

	(c)	Distribution of a Participant's vested benefits will
commence, in such form as the Participant may elect in accordance with the foregoing provisions of this
Section 8, no later than his "Required Commencement
Date", determined in accordance with the following:

		(i)	if the Participant is a full-time employee, the
April 1 following the calendar year in which the Participant attains age 70-1/2;

		(ii)	if the Participant is a part-time employee, the
later of the first day of the month following his 65th birthday or the first day of the month following the date he transfers from full-time to part-time status.

	(d)	Distribution will be made over a period no greater
than the life of the Participant or the lives of such Participant and his Coannuitant and/or Beneficiary
(or a period not extending beyond the life expectancy of such Participant or the life expectancies of such Participant and his Coannuitant or Beneficiary). If a Participant dies after his Annuity Starting Date, the remaining portion of his benefits, if any, will be distributed to his Coannuitant or Beneficiary at least as rapidly as under the method of distribution used prior to the Participant's death.

	(e)	If a Participant dies prior to his Annuity Starting
Date, the benefits payable under Section 10, if any, will commence as of the date determined thereunder, and will be paid over a period no greater than the life of the Qualified Spouse or Death Beneficiary or a period not exceeding the life expectancy of the Qualified Spouse or Death Beneficiary.

	(f)	For purposes of this subsection 8.12, life
expectancies will be determined in accordance with Tables V and VI of Treas. Reg. Sec. 1.72-9 and will not be recalculated following the commencement of benefits.

	8.13.	Missing Participants or Beneficiaries.  Each
Participant and each designated Beneficiary must file with the Plan Administrator from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant or designated Beneficiary at his last post office address filed with the Plan Administrator, or, in the case of a Participant, if no address is filed with the Plan Administrator, then at his last post office address as shown on the Employers' records, will be binding on the Participant and his designated Beneficiary for all purposes of the Plan. None of the Plan Administrator, the Employers, nor the Trustee will be required to search for or locate a

Participant or designated Beneficiary. If the Plan Administrator, for any reason, is in doubt as to whether benefit payments are being received by the person entitled thereto, it will, by registered mail addressed to the person concerned at his last known address, notify such person that all unmailed and future benefit payments will henceforth cease (subject to retroactive reinstatement without interest) until he provides the Plan Administrator with evidence that he is still alive, and with his proper mailing address.

	8.14.	Absence of Guaranty.  None of the Plan Administrator,
the Trustee, or the Employers in any way guarantee the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person. The liability of the Plan Administrator and the Trustee to make any payment is limited to the available assets of the Trust Fund.

	8.15.	Direct Rollover Option.  To the extent required under
section 401(a)(31) of the Code and regulations issued thereunder, any person receiving an "eligible rollover distribution" (as defined therein) may direct the Plan Administrator to pay such distributable amount, or a portion thereof, to an "eligible retirement plan" (as defined therein), in accordance with uniform rules established by the Plan Administrator.

	8.16.	Administrative Delay in Payment.  A reasonable
administrative delay in processing a payment will not affect the establishment of an Annuity Starting Date or the calculation of the amount of benefit; a delay that is longer than administratively reasonable will cause the Annuity Starting Date to be postponed (and the Retirement Income or Deferred Vested Benefit to be redetermined as of the new date). Generally, a reasonable delay for this purpose means a period of six months or, if less, the longest period permitted by applicable Treasury regulations. In the case of a payment which is not suspendable in accordance with subsection 9.1 (because the Participant is at least age 65 and is not working for at least 40 hours a month), the Accrued Benefit will be actuarially increased to reflect a postponed Annuity Starting Date.


	SECTION 9.

	Employment Beyond Normal Retirement
	       Age and Reemployment

	9.1.	Continuous Full-time Employment Beyond Normal
Retirement Age. Except as provided in paragraph 8.12(c), if a Participant is employed by an Employer or a Related Company on a full-time basis beyond his Normal Retirement Age, no Retirement Income will be paid to such Participant until his termination of employment with the Employers and Related Companies or attainment of age 701/2 and the Participant will be so informed in accordance with applicable regulations; provided, however, that the Actuarial Equivalent of such benefit will be provided upon subsequent retirement for any month commencing after the Participant's Normal Retirement Age in which the Participant is credited with fewer than 40 Hours of Service.

	9.2.	Adjustment of Retirement Income During Employment
After Required Commencement Date. The Retirement Income of a Participant who is a part-time employee, or a full-time employee who attains age 70-1/2, and who receives or begins to receive payment of his

Retirement Income under Section 5 calculated as of his Required
Commencement Date while still employed shall be subject to the following:

	(a)	Any such Participant who begins to receive payment of
his Retirement Income in a form other than a Lump Sum shall have his Retirement Income recalculated as of the end of each Plan Year beginning with the Plan
Year in which his Annuity Starting Date occurs to reflect his employment after such date, as follows:

		(i)	For the Plan Year in which his Annuity Starting
Date occurs, his additional Retirement Income shall be equal to the Actuarial Equivalent of:

			(A)	His Accrued Benefit as of the last day of
such Plan Year less

			(B)	His Accrued Benefit as of his Annuity
Starting Date,

			and shall be added to his previous Retirement Income as of the first day of the next Plan
Year.

		(ii)	For each succeeding Plan Year, his additional
Retirement Income shall be equal to the
Actuarial Equivalent of:

			(A)	His Accrued Benefit as of the last day of
such Plan Year less

(B) His Accrued Benefit as of the last day of the next preceding Plan Year,

			and shall be added to his previous Retirement Income as of the first day of the next Plan
Year.

		In no event, however, will a Participant's recalculated Retirement Income as of the beginning of a Plan Year be less than the amount of monthly
Retirement Income payable to him during the prior
Plan Year.

	(b)	Any such Participant who receives payment of his
Accrued Benefit in the form of a Lump Sum shall be entitled to the additional Accrued Benefit, if any, payable on his behalf under the formulas set forth in subsection 5.1 due to his employment after his Annuity Starting Date. Such additional Accrued
Benefit shall be calculated on an annual basis as of the last day of each Plan Year ending after his Annuity Starting Date, as follows:

		(i)	For the Plan Year in which his Annuity Starting
Date occurs, his additional Accrued Benefit shall be the Actuarial Equivalent of:



			(A)	His Accrued Benefit as of the last day of
such Plan Year less

			(B)	His Accrued Benefit as of his Annuity
Starting Date.

		(ii)	For each succeeding Plan Year, his annual
additional Accrued Benefit shall be the
Actuarial Equivalent of:

			(A)	His Accrued Benefit as of the last day of
such Plan Year less

			(B)	His Accrued Benefit as of the last day of
the next preceding Plan Year.

		Payment of such annual additional Accrued Benefit shall be made to or on behalf of the Participant in the form of a Lump Sum as soon as practicable after the end of the Plan Year for which such annual additional Retirement Income was calculated.

	Each recalculation under paragraphs (a) and (b) above shall reflect the Participant's Compensation, Covered Compensation and Credited Service as of the end of the Plan Year for which such recalculation is made and shall be effective as of the first day of the following Plan Year.

	9.3.	Reemployment of Annuitant As A Full-Time Employee
After Commencement of Benefits.   If a Participant who has
commenced receipt of a Retirement Income or Deferred Vested Benefit in the form of an annuity is reemployed by an Employer or Related Company in a full-time capacity, then, subject to the provisions of paragraph 8.12(c), no benefits will be payable to him under the Plan during the period of reemployment (for as long as he remains a full-time employee) and his annuity payments will be suspended. Subject to subsection 9.5, any benefit payable to or on his account after his employment with the Employers and Related Companies is again terminated will be determined in accordance with the provisions of the Plan (including the provisions of subsection 9.1, if applicable) as in effect on the date his employment with the Employers and Related Companies is subsequently terminated, and for this purpose, his Credited Service, Compensation and Final Average Monthly Compensation as of his last preceding termination date will be adjusted to reflect any additional Credited Service, Compensation or Final Average Monthly Compensation earned during his period of reemployment, except as provided in subsection 9.5. However, such recalculated benefit will be reduced by an amount determined by the Plan Administrator to be the Actuarial Equivalent of benefits previously paid to him under the Plan. Notwithstanding the foregoing provisions of this subsection 9.3, in no event will the amount of a Participant's Retirement Income or Deferred Vested Benefit, as the case may be (expressed in the form of a single life annuity), determined as of a subsequent termination of employment with the Employers and Related Companies, be less than the amount of the Retirement Income or Deferred Vested Benefit, as the case may be (expressed in the form of a single life annuity), that he was receiving or entitled to receive immediately prior to his reemployment date. The benefit payable under this subsection 9.3 will be adjusted by appropriate actuarial factors to take into account any option elected by the Participant in accordance with subsections 8.3 and 9.6. The Plan Administrator will notify the Participant, in writing, of the suspension of his benefit payments under this subsection 9.3 as and to the extent required by applicable regulations.

	9.4.	Reemployment of Annuitant As A Part-Time Employee
After Commencement of Benefits. If a Participant who has commenced receipt of a Retirement Income or Deferred Vested Benefit in the form of an annuity is reemployed by an Employer or Related Company in a part-time capacity, his annuity payments will not be suspended (for as long as he remains a part-time employee) even if his reemployment occurs prior to his attainment of age 65. If such individual again becomes an Eligible Employee, his Credited Service, Compensation and Final Average Monthly Compensation as of his last preceding termination date will be adjusted to reflect any additional Credited Service, Compensation and Final Average Monthly Compensation earned during his period of reemployment upon his subsequent termination of employment with all Employers and Related Companies, and the separate amount of additional Retirement Income earned during such reemployment will be determined in accordance with the following:

	(a)	First, the value of his new accrual will be
calculated as the excess of (i) his Accrued Benefit determined on the basis of his Credited Service, his Final Average Monthly Compensation and his Covered
Compensation as of such subsequent termination over
(ii) the Accrued Benefit earned by him on the basis of his Credited Service, his Final Average Monthly
Compensation and his Covered Compensation as of his last preceding termination from employment, provided that if such last preceding termination occurred prior to January 1, 1989, the amount under this clause (ii) shall be the amount that would have been payable to him at Normal Retirement Age determined under the provisions of Supplement B.

	(b)	Next, the amount determined under (a) above will be
reduced for each full calendar month, if any, remaining in the period between the date of such subsequent commencement date and the first day of the month next following the date on which he will attain age 65 in accordance with subsection 5.4.

	(c)	Next, the amount determined after application of (a)
and (b) above is payable as of the first day of the month following such subsequent termination and will be adjusted by appropriate actuarial factors to take into account any option elected by him in accordance with subsections 8.3 and 9.6.

Notwithstanding the foregoing provisions of this subsection 9.4, the additional Retirement Income of a Participant who continues to be reemployed in a part-time capacity beyond age 65 will commence to be paid to him upon his attainment of age 65 (or as of the end of the month in which he is reemployed, if reemployment occurs after he has already attained age 65) in accordance with the election provisions of paragraph (c) above, and thereafter such additional

Retirement Income will be separately adjusted each year to reflect the additional benefit accruals of such Participant, if any, under subsection 9.2. In the case of any Participant covered by this subsection who is receiving monthly Retirement Income under Supplement A to the Plan, the Plan Administrator may make appropriate adjustments, following the principles set forth above, in determining the amount of additional Retirement Income accrued during any period of reemployment.

	9.5.	Additional Accruals After Receipt of Lump Sum.
Notwithstanding any other provisions of this Section 9, if a Lump Sum payment was made to a Participant on account of a termination of employment with the Employers and Related Companies or on account of a Required Commencement Date and thereafter the Participant to whom such payment was made is or becomes entitled to earn additional benefits under the Plan, only such Participant's Compensation, and not his Credited Service earned prior to such Lump Sum payment, shall be used in calculating the amount of the additional Retirement Income payable to him under the Plan on account of his reemployment. If, however, a former Participant who terminated employment prior to January 1, 1989 is reemployed, resumes participation in the Plan and restores in a single payment (within a period of five years from such reemploy-ment) to the Plan the lump sum amount previously paid to him with interest on such amount at the maximum rate permitted from time to time under ERISA from the date of payment to the date of such restoration, such Participant's Credited Service shall be restored to him for purposes of calculating any Retirement Income thereafter payable to him under the Plan, provided that repayment shall not be required if such Participant is reemployed after age 65, and restoration of his Credited Service instead shall be automatic (subject to the offset described in subsection 9.4.)

	9.6.	Elections For Participants Who Accrue Additional
Benefits After An Annuity Starting Date.

	(a)	Generally, if a Participant's Annuity Starting Date
occurs on or after such Participant's Normal
Retirement Date, all subsequent accruals (whether because of continued employment or reemployment) will be subject to the election made by the Participant in connection with his original Annuity Starting Date, and will be paid in the same form; provided that for purposes of determining the Actuarial Equivalent value (including the Lump Sum value) of the additional accruals, the interest rate and mortality assumptions will be adjusted to reflect the date as of which the additional accruals are payable.

	(b)	A Participant who has an Annuity Starting Date before
he attains age 65 and who is reemployed and earns additional benefits under the Plan must separately elect a form of payment, with a new Annuity Starting
Date, for the benefits accrued after his reemployment and, in the case of a Participant whose original payments were suspended in accordance with subsection
9.3, for the recommenced payment of his suspended benefit in a single election.

	(c)	A Participant may have multiple Annuity Starting
Dates reflecting different periods of accrual, provided that the first election made for an Annuity
Starting Date occurring after the Participant attains age 65 will determine the form of payment of all future accruals.

	(d)	If a Participant who first commenced receiving
benefits under the Plan prior to age 65 and who is reemployed and earns additional benefits under the Plan dies before commencement of his additional benefits, Section 10 will apply to any benefits subject to a new payment election under the preceding provisions of this subsection. Accordingly:

		(i)	in the case of a Participant who is reemployed
as a part-time employee after commencing payment in the form of an annuity who dies before age 65 while still working, the survivor portion of the original benefit will be paid to a Beneficiary or Coannuitant in accordance with his original benefit election and only the new accrued benefit will be paid under 10.2 or 10.3;

		(ii)	if a Participant who is reemployed as a full-
time employee whose original benefit commenced before age 65 dies before his new accruals and suspended benefit commence under a new election, his entire benefit (less the amount offset to reflect his prior payments) will be subject to Section 10 and the original form of payment disregarded;

		(iii)	if a pre-65 annuity recipient who was
reemployed as a part-time employee died after his Annuity Starting Date for payment of his new accruals at age 65, no death benefit under
Section 10 will be payable but two different
Coannuitants or Beneficiaries (or his estate if the post-65 election was for a Lump Sum) could be due the residual portions of his two benefit pieces, depending on the forms elected; or

		(iv)	if a post-65 annuity recipient dies after he is
reemployed, his entire benefit will be paid to the Coannuitant or Beneficiary, if any, due the survivor portion under his original election.


	SECTION 10.

	Death Benefits

	10.1.	Death Benefits in General.  Except for benefits under
this Section 10, there are no death benefits payable under the Plan either before or after a Participant's retirement or termination of employment; provided, however, that benefits may continue to be paid to a Participant's Qualified Spouse, Coannuitant or Beneficiary after his death under the form of benefit chosen by the Participant in accordance with Section 8. For purposes of this Section 10, if the Participant and his Qualified Spouse or other Death Beneficiary die at the same time, the Participant shall be deemed to have died after the Qualified Spouse or other Death Beneficiary. In addition, no benefit shall be paid with respect to any Qualified Spouse or other Death Beneficiary if such Qualified Spouse or Death Beneficiary dies before his or her Annuity Starting Date.

	10.2.	Qualified Preretirement Survivor Annuity.  If a
married Participant who has a nonforfeitable right to his Accrued Benefit dies prior to his Annuity Starting Date (whether or not such Participant is then employed by an Employer or Related Company), a Qualified Preretirement Survivor Annuity will be payable to his Qualified Spouse. For purposes of this subsection 10.2, a "Qualified Preretirement Survivor Annuity" or "QPSA" is an annuity payable over the life of the Qualified Spouse of a Participant, the payments of which are not less than the amounts that would have been payable under the Surviving Spouse Annuity under subsection 8.1(b). Such annuity shall be calculated as if:

	(a)	in the case of a Participant who dies on or after
attaining age 55, such Participant:

		(i)	terminated employment on the date of his death
(if his employment had not yet terminated),

		(ii)	survived to the first of the next month
following his death,

		(iii)	commenced receiving a Surviving Spouse Annuity
in accordance with paragraph 8.1(b) on the first day of the month immediately following his death, and

		(iv)	died the day after such commencement, or

	(b)	in the case of a Participant who dies before
attaining age 55, such Participant:

		(i)	terminated employment on the date of his death
(if his employment had not yet terminated),

		(ii)	survived to the date that would have been his
55th birthday,

		(iii)	commenced receiving the Surviving Spouse
Annuity in accordance with paragraph 8.1(b) on the first day of the month immediately following the day that would have been his 55th birthday, and

		(iv)	died the day after such commencement;



provided, however, that if the Participant prior to his death had made a valid election of the 100% (with or without "pop-up" feature) joint and survivor annuity form with his Qualified Spouse as the Coannuitant, the Qualified Preretirement Survivor Annuity will be based on the form elected by the Participant prior to his death.

The Qualified Preretirement Survivor Annuity will be payable in equal monthly installments, unless the Qualified Spouse elects a Lump Sum payment under subsection 10.4. The first of such monthly installments will be payable to the Qualified Spouse on the first day of the calendar month following the Participant's death (reduced to its Actuarial Equivalent in the event of commencement prior to the first day of the month following the date that would have been the Participant's 55th birthday). Notwithstanding the preceding sentence, the Qualified Spouse may elect to defer the commencement of the Qualified Preretirement Survivor Annuity until the first day of any month after the Participant's death, but no later than the first day of the month following the date that would have been the Participant's 65th birthday, with an appropriate adjustment to the actuarial reduction required under subsection 5.4 or 6.2 (whichever is applicable) to reflect such delayed commencement.

For purposes of this Section 10 the term "Qualified Spouse" means the person to whom a deceased Participant was legally married on the date of his death.

Notwithstanding any other provision of this subsection, no Qualified Spouse may elect payment of the Qualified Preretirement Survivor Annuity until the Plan has been properly notified of the Participant's death, and payment of the QPSA shall in no event be retroactive to the first day of the month following the date of death of the Participant (even if otherwise permitted under this subsection) unless notice of the death is given within 180 days of the date of death.

	10.3.	Special Death Benefits.  Under the circumstances
described below the Plan may pay a death benefit other than the Qualified Pre-retirement Survivor Annuity, and, with Spousal Consent, to someone other than the Qualified Spouse. In no event, however, will a benefit be payable with respect to the same Participant under both subsection 10.1 and subsection 10.2.

	(a)	Death of Active Employees After Attainment of Age 55.
 If a Participant dies while employed by the Employers and Related Companies, after he has both attained age 55 and has completed ten or more years of Continuous Service, or after attainment of age 65
(age 63 in the case of an individual who was a Participant on or before December 31, 1988) regardless of length of Continuous Service, a Retirement Income shall be payable to his Qualified
Spouse, as the Qualified Spouse elects, commencing with the first day of any month following the month in which the deceased Participant's death occurs, in the same amount as would have been payable to such Qualified Spouse if the deceased Participant had terminated his employment with all Employers and Related Companies (for a reason other than his death) on the date his death occurred, had elected to have his Retirement Income commence on the first day of any month, as elected by the Qualified Spouse following the date of his death, had survived to his Annuity Starting Date and had elected Option A under subsection 8.3 with a 100% survivor annuity. If a deceased Participant to whom this paragraph (a) applies is not survived by a Qualified Spouse, then a Retirement Income shall be payable to his estate, determined on the same assumptions as set forth above, the same as if the deceased Participant had effectively elected Option
C under subsection 8.3 commencing on the first day of the month following the date of his death, with his estate as his designated Beneficiary.
Notwithstanding the foregoing provisions of this paragraph (a), a Participant may waive the death benefit that would otherwise be payable on his behalf under both subsection 10.2 and the preceding provisions of this paragraph (a) and instead elect to have a death benefit paid in the form of any option of comparable value to the benefit previously described in this paragraph (a) under Options A, C or D under subsection 8.3, payable to such person or persons as he may select (his "Death Beneficiary"), in the same amount as would have been payable to such person or persons under such option if he had severed his employment with all Employers and Related Companies on the date of his death, had elected to have his Retirement Income commence on the first day of the month following the date of his death, and had survived to his Annuity Starting
Date. However, no such waiver and election will be effective with respect to a Participant who is married on the date of his death without Spousal
Consent. Such waiver and election of an alternative option or an alternative Death Beneficiary may be made at any time after the Participant meets the age and service requirements of this paragraph (a).

	(b)	Death of Active Employees Before Both Attainment of
Age 55 and Completion of Ten Years of Continuous
Service. If a vested Participant dies while employed by the Employers and Related Companies, and before attainment of age 55 and completion of 10 years of Continuous Service, without qualifying for the special death benefit provided under paragraph (a) above, and such deceased Participant is survived by a Qualified Spouse, a monthly Retirement Income shall be payable to such Qualified Spouse as the Qualified
Spouse elects commencing on the first day of any month following the month in which the Participant's death occurs (but no later than the first day of the month following the later of the deceased
Participant's date of death or his 65th birthday) and terminating with the payment due on the first day of the month in which such surviving Qualified Spouse dies. The amount of such Retirement Income shall be calculated initially as the deceased Participant's
Accrued Benefit, which initially calculated amount then shall be reduced, in the event of commencement to the Qualified Spouse on or before the date that would have been the deceased Participant's 65th birthday, to a percentage thereof derived from Tables
A, B and C which are attached to and form a part of the Plan, and on the assumption that the deceased
Participant had effectively elected Option A (50%) under subsection 8.3 with his Qualified Spouse as his Coannuitant. At the death of a Participant described in this paragraph (b) who is not survived by a Qualifie

Spouse, monthly payments shall be paid to such Participant's estate for a period of 60 months commencing on the first day of the month following the month in which such Participant's death occurs.
The amount of each such monthly payment shall be initially calculated as the deceased Participant's
Accrued Benefit based on his Credited and Continuous
Service, age and Compensation as of the date of his death, which initially calculated amount then shall be reduced to a percentage thereof, derived from Tables D, E and F, which are attached to and form a part of the Plan. Notwithstanding the foregoing, unless subsection 8.11 applies no Retirement Income shall be paid to a Qualified Spouse under this paragraph (b) prior to the first day of the month following the Participant's 65th birthday without such Qualified Spouse's consent.

	(c)	Death of Certain Former Employees.  If a Participant
who terminated his employment with all Employers and Related Companies after attainment of age 55 and completion of at least 20 years of Continuous Service dies following such termination but before his Annuity Starting Date, then a Retirement Income shall be payable, commencing with the first day of the month following the month in which the deceased
Participant's death occurs, in an amount determined in the same manner and to the same persons as would have been payable under paragraph (a) of this subsection 10.3 if such Participant had died while actively employed by the Employers and Related
Companies.

Payment under this subsection 10.3 is conditioned upon the Plan's receipt of proper notice of the Participant's death, and payments will not be made retroactively (except in the case of immediate commencement following the Participant's death if notice is given within 180 days following the date of death).

	10.4.	Lump Sum Election. Any Qualified Spouse, other Death
Beneficiary or the administrator of an estate entitled to a Qualified Preretirement Survivor Annuity under subsection 10.2 or a special death benefit under subsection 10.3 may elect payment in the form of a Lump Sum that is the Actuarial Equivalent of the benefit otherwise payable to such person or estate at any time after the Participant's death (but no later than the date that would have been his Normal Retirement Date), subject to the provisions of subsection 8.11.


	SECTION 11.

	Funding Plan Benefits

	11.1.	Contributions.  Subject to the provisions of
Section 13, the Employers will make contributions from time to time to the Trustee in amounts that are sufficient (as determined in accordance with the funding method and policy adopted by the Company) to maintain the Plan in sound actuarial condition and as are consistent with the provisions of section 412 of the Code. Participants are not required or permitted to make contributions under the Plan.



	11.2.	Forfeitures.  Forfeitures arising under the Plan for
any reason will not be used to increase the benefits any person would otherwise receive under the Plan and will instead be applied to reduce the Plan contributions of the Employers.

	11.3.	No Reversion to Employers.  No part of the corpus or
income of the Trust Fund will revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except as specifically provided in the Trust
Agreement and in the provisions set forth below:

	(a)	The contributions of each Employer under the Plan are
conditioned upon the deductibility thereof under
section 404 of the Code, and, to the extent any such deduction is disallowed, the Trustee will, upon written request of that Employer, return the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, to that Employer within one year after the date the deduction is disallowed.

	(b)	If a contribution or any portion thereof is made by
an Employer by a mistake of fact, the Trustee will, upon written request of that Employer, return the amount of the contribution or such portion, reduced by the amount of any losses thereon, to that Employer within one year after the date of payment to the Trustee.

	(c)	Upon termination of the Plan, after all liabilities
to Participants and other persons entitled to benefits under the Plan have been satisfied pursuant to and in accordance with the provisions of Section
13, any residual assets will be returned to the Employers.

	SECTION 12.

	Administration of the Plan and Management of Its Assets

	12.1.	Plan Administrator.  The Plan Administrator is the
Company.

	12.2.	General Powers, Rights and Duties of Plan
Administrator. In addition to the powers, rights and duties conferred or imposed upon the Plan Administrator elsewhere in the Plan or by law, the Plan Administrator shall have the following powers, rights and duties:

	(a)	To conclusively determine, in its sole discretion,
all questions arising under the Plan, including the power to determine the rights and eligibility of employees, Participants, Coannuitants, Beneficiaries and other persons, and the amount of their Retirement
Incomes or other benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions, and, without limiting the generality of the foregoing, where records relating to any Participant's Continuous Service,

Credited Service, and Compensation or other component of any formula are not readily available, to estimate any or all of such factors, which estimates will be conclusive on all persons unless demonstrated to be incorrect to the satisfaction of the Plan
Administrator;

	(b)	To adopt such rules of procedure and regulations as,
in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan and applicable law;

	(c)	To enforce the Plan in accordance with its terms and
the rules and regulations adopted by the Plan
Administrator;

	(d)	To furnish the Employers with such information as may
be required by them for tax or other purposes in connection with the Plan;

	(e)	To utilize agents, attorneys, accountants, actuaries,
or other persons (who may be employees of the Company or who also may be utilized by the Company) and to allocate or delegate to them such powers, rights and duties as the Plan Administrator considers necessary or advisable to properly carry out the administration of the Plan, provided that any allocation and delegation of any fiduciary duty imposed upon the Plan Administrator, and the acceptance thereof, shall be in writing; and

	(f)	To direct any Trustee of assets of the Plan with
respect to payment of Retirement Income or other benefits under the Plan.

	12.3.	Claims Review.  The Plan Administrator shall
establish a claims review procedure which:

	(a)	Gives notice in writing to any Participant or other
person whose application for a Retirement Income or other benefits has been denied;

	(b)	States the specific reason for such denial; and

	(c)	Affords a reasonable opportunity to such Participant
or other person for a full and fair review of any decision.

The Plan Administrator or any person or persons designated by the Plan Administrator shall review and make decisions on claim denials. The records of the Employers as to a Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and Compensation will be conclusive on all persons unless determined to the Plan Administrator's satisfaction to be incorrect.



	12.4.	Expense of Plan Administration.  All fees, costs,
expenses, taxes and charges incurred with respect to the administration of the Plan (including, to the extent permitted by law, any direct expenses incurred by the Company or any of its affiliates in providing administrative services and office space to the Plan or otherwise incurred by them in connection with the
Plan) shall be expenses of the Plan and shall be paid or reimbursed from Plan assets.

	12.5.	Administrative Services and Office Space Provided by
the Company and its Affiliates. Any administrative services rendered to the Plan by the Company or its affiliates, and the provision of office space in connection therewith, shall be subject to the approval of the Benefits Executive, acting in the capacity of a named fiduciary of the Pension Plan.

	12.6.	Responsibilities of Investment Committee.  All of the
assets of the Plan shall be managed and controlled by a Investment Committee consisting of not less than three individuals who shall be the "named fiduciaries" for all purposes of ERISA relating to the acquisition, retention and disposition of Plan assets for purposes other than payment of Retirement
Income and other benefits under the Plan. The members of the Investment Committee shall be appointed by the Company and shall serve at the pleasure of the Company.

	12.7.	General Powers, Rights and Duties of Investment
Committee. Except as otherwise specifically provided in subparagraph 12.2(f), and in addition to the powers, rights and duties specifically given to the Investment Committee elsewhere in the Plan, by law, and in any Trust agreement, the Investment Committee shall have the following powers, rights and duties:

	(a)	To direct any Trustee with respect to the
acquisition, retention and disposition of the Plan assets, and with respect to the exercise of investment powers, authorities and discretions relating to such assets, and without limiting the generality of the foregoing, the Investment Committee is specifically authorized to direct any Trustee to invest assets of the Plan in common shares of the Company, provided that the aggregate amount of the assets of the Plan invested in any such common shares, immediately following any acquisition thereof, shall not exceed 10% of the fair market value of the assets of the Plan;

	(b)	To furnish any Trustee, the Plan Administrator and
the Company with such information as may be required for any purpose related to the Plan;

	(c)	To adopt such rules of procedure and regulations as
in the Investment Committee's opinion may be necessary for the proper and efficient performance of the Committee's duties and responsibilities;

	(d)	To appoint an Executive Director and a Secretary, who
may, but need not, be members of the Investment
Committee and to employ such other agents, attorneys, accountants, investment advisors, actuaries, and other persons and to delegate to them and to allocate among them, in writing, such powers, rights and duties as the Investment Committee may consider necessary or advisable properly to carry out the Investment Committee's responsibilities; and in the same manner to revoke such delegation and allocation; the acceptance of such written allocation or delegation shall also be in writing; any action of the delegate or person to whom responsibilities have been allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Investment
Committee; neither the Investment Committee nor any of its members shall be liable for the acts or omissions of such delegates or persons to whom responsibilities have been allocated except as required by law;

	(e)	Without limiting the generality of (d) above, to
appoint an investment manager as defined in section
3(38) of ERISA ("Investment Manager") to manage (with power to acquire and dispose of) Plan assets, which Investment Manager may or may not be a subsidiary of the Company, and to delegate to any such Investment
Manager all of the powers, authorities and discretions granted to the Investment Committee hereunder or under the Trust Agreement (including the power to delegate and, in the case of Sears
Investment Management Co., the power, with prior notice to the Investment Committee, to appoint an Investment Manager), in which event any direction to any Trustee from such Investment Manager with respect to the acquisition, retention or disposition of Plan assets shall have the same force and effect as if such direction had been given by the Investment
Committee and to remove such Investment Manager;
provided, however, that the power and authority to manage, acquire or dispose of any asset of the Plan shall not be delegated except to an Investment
Manager, and provided further that the acceptance by any Investment Manager of such appointment and delegation shall be in writing, and the Investment
Committee shall give notice to the Trustee, in writing, of any appointment of, delegation to, or removal of, any Investment Manager; and

	(f)	To adopt from time to time the methods of funding.

	12.8.	Manner of Action by Investment Committee.  In the
performance of the Investment Committee's duties, the following provisions shall apply where the context admits:

	(a)	Any Investment Committee member, by written
instrument, may delegate any or all of his rights, powers, duties or discretions to any other Committee member, with the consent of the latter.

	(b)	The Investment Committee may act by meeting or by a
written instrument signed without meeting and may execute any document by signing one document or concurrent documents.

	(c)	An action or decision of a majority of the members of
the Investment Committee as to a matter shall be as effective as if taken or made by all members of the Investment Committee, but, except to the extent otherwise expressly provided by law, no member of the Investment Committee who dissents from any action or decision of a majority of the Investment Committee shall be liable or responsible for such action.

	(d)	If, because of the number qualified to act, there is
an even division of opinion among the members of the Investment Committee as to any matter, a disinterested party selected by the Investment
Committee shall decide the matter and his decision shall control.

	(e)	The certificate of the Secretary of the Investment
Committee or of a majority of the members of the Investment Committee that the Investment Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

	12.9.	Expenses of Asset Management.  All fees, costs,
expenses, taxes and charges incurred in connection with the operation, preservation and management of Plan assets (including, to the extent permitted by law, any direct expenses incurred by the Company or any of its affiliates in providing asset management services and office space to the Plan) shall be expenses of the Plan and shall be paid or reimbursed from Plan assets.

	12.10.	Asset Management Services Provided by the Company
and its Affiliates. Any services rendered to the Plan or the Trust by the Company or its affiliates, and the provision of office space in connection therewith, shall be subject to the approval of the Investment Committee, acting as a named fiduciary of the Plan.

	12.11.	Indemnification of Individuals Acting on Behalf of
the Company. To the full extent permitted by law and to the extent not covered by any applicable insurance policy, any person acting on behalf of the Company with respect to the Plan will be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person by reason of the performance of the functions delegated to such person by the Plan Administrator if such person did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises.

	12.12.	Separation and Limitation of Duties and
Responsibilities of Plan Administrator, Investment Committee and Employers. To the extent permitted by law, none of the Plan Administrator, the Investment Committee and the Employers shall be obliged to inquire into, or otherwise be responsible for, the acts or omissions of any of the others, and neither the Plan Administrator nor any member of the Investment Committee shall be personally liable for the payment of any benefit under the Plan.

	12.13.	Information to be Furnished by Participants and
Employers.  Each Participant and each Qualified Spouse,
Beneficiary, Coannuitant or alternate payee or other entitled to benefits under the Plan shall furnish the Plan Administrator with such documents, evidence, data or information as the Plan Administrator considers necessary or desirable for purposes of administering the Plan. Without limiting the generality of the foregoing, each person entitled to receive Retirement Income or Deferred Vested Benefits under the Plan must file with the Plan Administrator, in writing, his post office address and each change of post office address. Any communication, statement or notice addressed to any such person at his last post office address so filed will be binding upon such person, and neither the Plan Administrator nor any employer is required to search for or locate any such person. The Employers shall furnish the Plan Administrator with such data or information within their possession as the Plan Administrator may deem necessary or desirable in order to administer the Plan.


	SECTION 13.

	Amendment, Termination and Merger

	13.1.	Amendment.  While it is expected that the Plan will
be continued, the Company may amend the Plan from time to time by action of its Board of Directors or by a duly-authorized administrative committee or by a duly authorized officer of the Company; provided, however, that no amendment will reduce a Participant's Accrued Benefit to less than the accrued benefit that he would have been entitled to receive if he had resigned from the employ of the Employers and Related Companies on the day of the amendment (except to the extent permitted by section 412(c)(8) of the Code) and no amendment will eliminate an optional form of benefit with respect to a Participant or Beneficiary except as otherwise permitted by law and applicable regulation. Any such amendment may be made retroactively effective if, in the opinion of the Plan Administrator, such amendment is necessary or appropriate to conform the Plan document to a consistent interpretation or administrative rule, or to secure or retain a determination by any Federal government agency having the required jurisdiction that the Plan qualifies under the provisions of applicable Federal law, or any applicable rule or regulation made pursuant to any such applicable Federal law.

	13.2.	Termination.  The Plan will terminate as to all of
the Employers on any day specified by the Company. Affected employees of any Employer will cease active participation in the Plan on the first to occur of the following:

	(a)	the date on which that Employer ceases to be a
contributing sponsor of the Plan by appropriate action taken by the Company or such Employer;

	(b)	the date that Employer is judicially declared
bankrupt or insolvent; or

	(c)	the dissolution, merger, consolidation,
reorganization or sale of that Employer, or the sale by that Employer of all or substantially all of its assets, except that, subject to the provisions of subsection 13.3, with the consent of the Company, in any such event arrangements may be made whereby the Plan will be continued by any successor to that Employer or any purchaser of all or


		substantially all of that Employer's assets, in which case the successor or purchaser will be substituted for the Employer under the Plan.

	13.3.	Merger and Consolidation of Plan, Transfer of Plan
Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions will be made so that each affected Participant in the Plan on the date thereof, if the Plan then terminated, would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated. If another plan (the "Merged Plan") is merged into this Plan, the total liabilities of the Merged Plan are less than 3 percent of the assets of the Plan, and if there is a spinoff from the Plan or the Plan terminates within five years after such merger, then Plan assets will be allocated first for the benefit of the participants in the Merged Plan to the extent of the present value of their benefits as of the date of the merger.

	13.4.	Distribution on Termination.  On termination of the
entire Plan with respect to all Employers, the Trust Fund will be liquidated by the Trustee. After payment of all expenses of liquidation, the Plan Administrator will allocate the remainder of the Trust Fund assets and cause them to be distributed by the Trustee in the manner and order set forth in section 4044 of ERISA to the extent of the sufficiency of such assets. If any assets remain after satisfaction of all liabilities of the Plan to Participants and Beneficiaries, such surplus assets will be distributed to the Company, or, if applicable, to its assigns.

	13.5.	Notice of Amendment, Termination or Partial
Termination. Affected Participants will be notified of an amendment, termination or partial termination of the Plan as required by law.

DEATH BENEFIT REDUCTION TABLE - MARRIED
POST-1988 BASE BENEFIT WITH REDUCTION FROM AGE 65

(TABLE A)
_____________________________________________________________________

EXACT EARLY	APPLICABLE	         EXACT EARLY	APPLICABLE
PAYMENT PERIOD*	PERCENTAGE**	   PAYMENT PERIOD*	PERCENTAGE**


    1 Years	       95.00%		      26 Years	  11.68*
    2	             90.00			      27	        10.74
    3	             85.00			      28	         9.87
    4	             80.00			      29	         9.08
    5	             75.00			      30	         8.35
    6              70.00			      31	         7.69
    7	             65.00			      32	         7.08
    8	             60.00			      33	         6.52
    9	             55.00			      34	         6.01
   10	             50.00			      35	         5.54
   11	             45.30			      36	         5.11
   12	             41.10			      37	         4.71
   13	             37.34			      38	         4.35
   14	             33.96			      39	         4.01
   15	             30.92			      40	         3.70
   16	             28.19	 		     41	         3.42
   17	             25.72			      42	         3.15
   18	             23.49			      43	         2.91
   19	             21.47			      44	         2.69
   20	             19.64
   21	             17.98
   22	             16.47
   23	             15.10
   24	             13.86
   25	             12.72

 *		"Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 65th birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between appropriate whole-year factors.

DEATH BENEFIT REDUCTION TABLE - MARRIED
POST-1988 ADDITIONAL BENEFIT

(TABLE B)
_________________________________________________________

EXACT EARLY	APPLICABLE	        EXACT EARLY	APPLICABLE
PAYMENT PERIOD*	PERCENTAGE**	  PAYMENT PERIOD* PERCENTAGE**

   1 Years	       92.00%		     26 Years	  11.22%
   2	             84.00			     27	        10.31
   3	             76.00			     28	         9.48
   4	             72.00			     29	         8.72
   5	             68.00			     30	         8.02
   6	             64.00			     31	         7.38
   7	             60.00			     32	         6.80
   8	             56.00			     33	         6.26
   9	             52.00			     34	         5.77
  10	             48.00			     35	         5.32
  11	             45.49			     36	         4.90
  12	             39.46			     37	         4.52
  13	             35.84			     38	         4.17
  14	             32.60			     39	         3.85
  15	             29.69			     40	         3.55
  16	             27.06	 		    41	         3.28
  17	             24.69			     42	         3.03
  18	             22.55			     43	         2.79
  19	             20.61			     44	         2.58
  20	             18.85
  21	             17.26
  22	             15.82
  23	             14.50
  24	             13.30
  25	             12.72

 *		"Early Payment Period" is number of years
between the first day of month next following participant's date of death and first day of month next following participant's 65th birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between appropriate whole-year factors.

DEATH BENEFIT REDUCTION TABLE - MARRIED
PRE-1989 ADJUSTED BENEFIT
IMMEDIATE CREDIT BENEFIT

(TABLE C - Formerly Table 3)
_________________________________________________

EXACT EARLY	APPLICABLE	        EXACT EARLY	APPLICABLE
PAYMENT PERIOD*	PERCENTAGE**	  PAYMENT PERIOD*	PERCENTAGE**

    1 Years	      95.00%		      21 Years	  18.12%
    2 	           90.00	 		     22	        16.62
    3	            85.00			      23	        15.26
    4	            80.00			      24	        14.01
    5	            75.00			      25	        12.88
    6	            70.00			      26	        11.84
    7	            65.00			      27	        10.89
    8	            60.00			      28	        10.02
    9	            54.36			      29	         9.22
   10	            49.32			      30	         8.49
   11	            44.80			      31	         7.82
   12	            40.74			      32	         7.21
   13	            37.10			      33	         6.65
   14	            33.81			      34	         6.13
   15	            30.85			      35	         5.65
   16	            28.17			      36	         5.21
   17	            25.75			      37	         4.81
   18	            23.56			      38	         4.44
   19	            21.57			      39	         4.10
   20	            19.76			      40	         3.78
                     					      41	         3.49
                     					      42	         3.22


 *		"Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 63rd birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between appropriate whole-year factors.

DEATH BENEFIT REDUCTION TABLE - SINGLE
	POST-1988 BASE BENEFIT WITH REDUCTION FROM AGE 65

(TABLE D)
__________________________________________________

EXACT EARLY	APPLICABLE	        EXACT EARLY	APPLICABLE
PAYMENT PERIOD*	PERCENTAGE**	  PAYMENT PERIOD*	PERCENTAGE**

    1 Years	  92.95%		         26 Years	  11.66%
    2	        88.25			         27	        10.72
    3	        83.51			         28	         9.86
    4	        78.75			         29	         9.07
    5	        73.94			         30	         8.34
    6	        69.12			         31	         7.68
    7	        64.26			         32	         7.07
    8	        59.38			         33	         6.51
    9	        54.66			         34	         6.00
   10	        49.58			         35	         5.54
   11	        44.96			         36	         5.11
   12	        40.83			         37	         4.71
   13	        37.11			         38	         4.35
   14	        33.78			         39	         4.01
   15	        30.77			         40	         3.70
   16	        28.06			         41	         3.42
   17	        25.62			         42	         3.15
   18	        23.41			         43	         2.91
   19	        21.40			         44	         2.69
   20	        19.59
   21	        17.94
   22	        16.44
   23	        15.07
   24	        13.83
   25	        12.70

 *		"Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 65th birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between appropriate whole-year factors.

DEATH BENEFIT REDUCTION TABLE - SINGLE
	POST-1988 ADDITIONAL BENEFIT

(TABLE E)
_________________________________________________________

EXACT EARLY	APPLICABLE	        EXACT EARLY	APPLICABLE
PAYMENT PERIOD*	PERCENTAGE**	  PAYMENT PERIOD*	PERCENTAGE**

    1 Years	        90.01%		     26 Years	  11.20%
    2	              82.37			     27	        10.29
    3	              74.67			     28	         9.47
    4	              70.87			     29	         8.71
    5	              67.04			     30	         8.01
    6	              63.19			     31	         7.37
    7	              59.32			     32	         6.79
    8	              55.42			     33	         6.25
    9	              51.68			     34	         5.76
   10	              47.60			     35	         5.32
   11	              43.16			     36	         4.90
   12	              39.20			     37	         4.52
   13	              35.62			     38	         4.17
   14	              32.42			     39	         3.85
   15	              29.55			     40	         3.55
   16	              26.94			     41	         3.28
   17	              24.59			     42	         3.03
   18	              22.47			     43	         2.79
   19	              20.55			     44	         2.58
   20	              18.80
   21	              17.22
   22	              15.79
   23	              14.47
   24	              13.28
   25	              12.19

 *		"Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 65th birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between appropriate whole-year factors.

DEATH BENEFIT REDUCTION TABLE - SINGLE
PRE-1989 ADJUSTED BENEFIT
IMMEDIATE CREDIT BENEFIT

(TABLE F - Formerly Table 4)
________________________________________________

EXACT EARLY	APPLICABLE	        EXACT EARLY	APPLICABLE
PAYMENT PERIOD*	PERCENTAGE**	  PAYMENT PERIOD*	PERCENTAGE**

	1 Years	           93.34%		      21 Years	  18.08%
    2	              88.59			      22	        16.59
    3	              83.80			      23	        15.24
    4	              78.99			      24	        13.99
    5	              74.15			      25	        12.86
    6	              69.28			      26	        11.83
    7	              64.60			      27	        10.88
    8	              59.50			      28	        10.01
    9	              53.95			      29	         9.21
   10	              48.99			      30	         8.48
   11	              44.53			      31	         7.81
   12	              40.52			      32	         7.20
   13	              36.92			      33	         6.65
   14	              33.66			      34	         6.13
   15	              30.73			      35	         5.65
   16	              28.07			      36	         5.21
   17	              25.67			      37	         4.81
   18	              23.50			      38	         4.44
   19	              21.52			      39	         4.10
   20	              19.72			      40	         3.78
                       					      41	         3.49
					                             42	         3.22


 *		"Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 63rd birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between appropriate whole-year factors.

	SUPPLEMENT A
	TO
	SEARS PENSION PLAN

	 THE SUPPLEMENTAL PLAN

	A-1.	Purpose.  The Sears Pension Plan is an amendment and
restatement of the Sears Supplemental Pension Plan (the
"Supplemental Plan") with respect to those employees on January 1, 1978 who were participants in the Supplemental Plan on December 31, 1977 and those retired participants and former participants in the Supplemental Plan who, on December 31, 1977, were entitled to receive benefits under the Supplemental Plan. The purpose of this Supplement A is:

	(a)	To set forth those particulars wherein the Plan, as
applied to Participants in this Supplement A, and the Retirement Income and other benefits to be provided under the Plan, differ from, and may be in addition to, the Retirement Income and other benefits provided under the Supplemental Plan; and

	(b)	To provide for the protection and preservation of the
benefits accrued through December 31, 1977 under the Supplemental Plan for Participants in this Supplement
A.

Any benefits provided for any person under this Supplement A will be in addition to the benefits, if any, payable to such person under the Plan.

	A-2.	Use of Terms.  Except where the context of this
Supplement A expressly indicates to the contrary, terms used and defined in the Plan or in Supplement B shall have the same meanings for purposes of this Supplement A. As used in this Supplement A, the term "this Supplement A" shall include only this Supplement A and any tables or exhibits attached to and forming a part of this Supplement A, and references to the "Plan" shall include all provisions of the Plan and all other supplements, tables and exhibits attached to and forming a part of the Plan, but shall not include this Supplement A.

	A-3.	Conflicts Between Plan and This Supplement A.  This
Supplement A, together with the Plan, comprises the Plan with respect to participants in this Supplement A. In case of any conflict between the provisions of the Plan and this Supplement
A, the terms and provisions of this Supplement A shall govern to the extent necessary to eliminate such conflict.

	A-4.	Participants.  Only those employees of the Employers on
January 1, 1978 and other persons who were participants in the Supplemental Plan on December 31, 1977 and those retired participants, former participants and contingent annuitants in the Supplemental Plan who, on December 31, 1977, were receiving or were entitled to receive, benefits under the Supplemental Plan will be participants in this Supplement A. No other employees of the Employers will be eligible to become participants in this Supplement A. Notwithstanding the foregoing provisions of this subsection A-4, a participant who is a highly compensated employee, as such term is defined in section 414(q) of the Internal Revenue Code, at any time on or after December 31, 1988 and who either terminates employment prior to November 8, 1994 (and is not rehired prior to his Annuity Starting Date) or terminates employment under the Sears 1993 Early Retirement Incentive Program for Checklist Associates (as described in Supplement I) shall cease to accrue benefits under this Supplement A as of the later of December 31, 1988 or the first day of the first plan year during which such participant first becomes a highly compensated employee.

	A-5.	Amount of Supplement A Retirement Income.  The
Retirement Income of a vested participant covered by this Supplement A shall be an annuity payable each month for life commencing on his Normal Retirement Date in an amount equal to:

	(a)	one and one-half percent (1-1/2%) of that part of the
annual amount of his Final Average Monthly Compensation
(as defined below) which is in excess of $1,250,

		multiplied by

	(b)	the period of his credited service as of December 31,
1977 as determined under the provisions of the Plan in effect on that date,

provided, however, that in no event will the monthly retirement income for any such participant in this Supplement A be less than 1/12th of the annual amount of retirement allowance accrued for him under the Supplemental Plan through December 31, 1977. For purposes of (a) above,

	(c)	There shall be excluded from amounts otherwise included
in the term "Compensation" any compensation paid to an employee who either was not exempt from Sections 6 and 7 of the Fair Labor Standards Act of 1938, as amended, or would not have been so exempt under that Act as amended to December 31, 1966, except that any such compensation which otherwise would qualify as compen-sation shall be taken into account if it is paid to any employee during a calendar year in which the employee ceased to be so exempt under such Act as in effect on December 31, 1966; and

	(d)	For purposes of computing Final Average Monthly
Compensation in the case of any Participant who, prior to severance from employment, ceases to receive any compensation, as so defined, the ten-year period ending with the last calendar year during which he received any such compensation will be used.

Notwithstanding the foregoing, no additional benefits shall be accrued by any Participant under this Supplement A after December
31, 1999, on which date each Participant's Retirement Income under this Supplement A shall be fixed.

	A-6.	Vesting. A Participant in this Supplement A will be
fully vested in his Supplement A benefit if he severs his employment with all Employers and Related Companies after he has completed at least 5 years of Continuous Service or after attainment of age 60. Notwithstanding the preceding sentence, the nonforfeitable percentage of the basic monthly Retirement Income of a Participant in this Supplement A who does not have an Hour of Service on or after January 1, 1989 will be determined under the provisions of this Supplement A as in effect on December 31, 1988.

	A-7.	Early Commencement of Supplement A Benefit.  In
general, a Participant in this Supplement A who is also entitled to a Retirement Income or Deferred Vested Benefit under the main provisions of the Plan will be paid his entire benefit under the Plan, including the benefit payable under this Supplement A, at the same time, pursuant to a single election with one Annuity Starting Date, except as otherwise provided under Section 9 with respect to part-time employment after age 65 and reemployment. If, however, a Participant in this Supplement A wants to commence his Supplement A benefit between the first day of the month after he attains age 60 (when he can begin receiving his Supplement A benefit without reduction for early commencement) and the first day of the month after he attains age 65, he can do so without commencing his Retirement Income or Deferred Vested Benefit under the main provisions of the Plan at the same time. In that case, such Participant will have two Annuity Starting Dates and two separate elections and, if such individual happens to die after the Annuity Starting Date for his Supplement A benefit but before the Annuity Starting Date for his Retirement Income or Deferred Vested Benefit under the main provisions of the Plan, the residual portion, if any, of his Supplement A benefit will be paid to his Coannuitant or Beneficiary in accordance with the form of payment he selected for his Supplement A benefit, and the Accrued Benefit remaining under the main provisions of the Plan will be paid in accordance with Section 10 of the Plan.

	A-8.	Amount of Supplement A Benefit Paid Prior to Age 60.  A
Participant in this Supplement A who commences payment of his Supplement A benefit on or after the first day of the month following attainment of age 60 will receive the amount determined under subsection A-5 without reduction for early commencement
(but actuarially adjusted, if necessary, to reflect the elected form of payment). A Participant in this Supplement A may commence payment earlier than the first day of the month following his attainment of age 60 if he commences receipt of his Retirement Income or Deferred Vested Benefit under the main provisions of Plan earlier than that date, subject to the following adjustments for early commencement:

	(a)	In the case of a Participant in this Supplement A who
retires on an Early Retirement Date and commences
receiving a Retirement Income under Section 5,   the
amount determined initially in accordance with paragraph A-5 will be reduced by one-half of one percent (1/2%) thereof for each full month that the date of commencement precedes the first day of the month following the date on which he would attain age 60.

	(b)	In the case of a Participant in this Supplement A who
commences receipt of a Deferred Vested Benefit under
Section 6, the amount determined initially in accordance with paragraph A-5 will be reduced to its actuarial equivalent as determined according to the following:

		Age at Commencement	Percentage Payable
		60 or older	100%
		59	89.85%
		58	80.89%
		57	72.94%
		56	65.89%
		55	59.61%

	A-9.	Retirement Allowances and Other Benefits for
Participants Not Entitled to Benefits Under the Plan. Except as otherwise expressly provided in Exhibit II of this Supplement A, persons who are participants in this Supplement A and who, on or after January 1, 1978 are not receiving, and do not become entitled to receive, any Retirement Income or other benefits under the Plan, will not receive any additional benefits under this Supplement A or the Plan because of their participation in this Supplement A. However, subject to the provisions of any Exhibit to this Supplement A, such participants (and their surviving spouses, designated annuitants and contingent annuitants) will be entitled to receive, pursuant to this Supplement A, the same retirement allowances, or other benefits based upon such retirement allowances, as they were receiving, or such Participants were entitled to receive, under the provisions of the Supplemental Plan, as in effect on December 31, 1977, based upon continuous service accrued, and compensation received, up to, but not beyond, that date. Any such Participant whose retirement allowance is based upon such Participant's employment with the Employers may elect to receive such retirement allowance in one of the optional forms provided under subsection 8.3 of the Plan.

	A-10.	Effect of Other Plan Provisions.  Except to the
extent expressly overridden by any of the provisions of this Supplement A, all of the other provisions of the Plan will apply with respect to eligibility for, and payment of, monthly Retirement Income or other benefits under this Supplement A. Notwithstanding the foregoing, if a Participant in this Supplement A dies and Retirement Income payments become payable under Section 10 of the Plan to his Qualified Spouse or his estate (or would have become payable except for such Participant's severance of employment after December 31, 1975 and before January 1, 1978), the monthly Retirement Income payable to his Qualified Spouse or estate under this Supplement A shall be calculated in the same manner and under the same assumptions as apply in calculating the amount payable to his Qualified Spouse or estate under Section 10 except that the initially calculated amount under this Supplement A shall be reduced to a percentage thereof derived from Table A-1 in the case of payments to a Qualified Spouse or from Table A-2 in the case of payments to an estate, which tables are attached to and form a part of this Supplement A, and in the case of payments to a Qualified Spouse, such initially calculated amount shall be reduced to its Actuarial Equivalent.

	SUPPLEMENT A
	TO
	SEARS PENSION PLAN

	Table A-1


  Exact Early	Applicable	Exact Early	Applicable
Payment Period*	Percentage**	Payment Period*	Percentage**

	 1 years	94.00%	16 years	25.16%
	 2	88.00	17	23.05
	 3	82.00	18	21.14
	 4	76.00	19	19.39
	 5	70.00	20	17.80

	 6	63.42	21	16.35
	 7	57.54	22	15.02
	 8	52.26	23	13.81
	 9	47.53	24	12.70
	10	43.28	25	11.69

	11	39.45	26	10.76
	12	35.99	27	9.91
	13	32.87	28	9.13
	14	30.04	29	8.41
	15	27.48	30	7.75


 *		 "Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 60th birthday.

**		For a period other than exact whole number
of years, applicable percentage will be
determined by interpolation between
appropriate whole-year factors.


	SUPPLEMENT A
	TO
	SEARS PENSION PLAN

	Table A-2


Percentages to be Applied Pursuant to Subparagraph (f) of
Paragraph A-11 of Supplement A in Determining Monthly Amount of
60 Installments Payable to Estate of Unmarried Participant Under
Paragraph A-10 of Supplement A


  Exact Early	 Applicable	  Exact Early	 Applicable
Payment Period*	Percentage**	Payment Period*	Percentage**

	 1 years	92.81%	16 years	25.10%
	 2	87.00	17	23.00
	 3	81.16	18	21.10
	 4	75.30	19	19.36
	 5	69.42	20	17.77

	 6	62.94	21	16.33
	 7	57.15	22	15.00
	 8	51.95	23	13.79
	 9	47.27	24	12.69
	10	43.07	25	11.68

	11	39.28	26	10.75
	12	35.85	27	9.90
	13	32.76	28	9.12
	14	29.95	29	8.40
	15	27.41	30	7.74


*		"Early Payment Period" is number of years
between first day of month next following participant's date of death and first day of month next following participant's 60th birthday.

**	For a period other than exact whole number of
years, applicable percentage will be
determined by interpolation between
appropriate whole-year factors.


	EXHIBIT I DELETED NOVEMBER 8, 1995

	EXHIBIT II



	1.	Purpose.  The purpose of this Exhibit II is to set
forth the terms and conditions of increased pension benefits which are to become effective October 1, 1979 (the "Effective Date" of this Exhibit II) for certain Participants in Supplement A.

	2.	Applicability.  The provisions of this Exhibit II apply
only to those Participants in Supplement A who:

	(a)	are described in paragraph A-9 of Supplement A; and

	(b)	on December 31, 1977 were receiving a monthly
Retirement Income under the Supplemental Plan or, on or after that date and before the Effective Date, became entitled to receive a monthly Retirement Income following the death of a person who, on December 31, 1977, was receiving a monthly Retirement Income under the Supplemental Plan; and

	(c)	are alive on the effective date.

Persons to whom the provisions of this Exhibit II apply are referred to below as "Covered Persons".

	3.	Determination of Amount of Pension Benefit Increase.
The amount of a Covered Person's pension benefit increase under this Exhibit II depends upon the earliest date as of which monthly Retirement Income under the Supplemental Plan commenced to be paid either to the Covered Person or to the retired or deceased employee upon whose retirement allowance such Covered Person's pension benefit is based (the "Commencement Date").
Subject to the limitations set forth in paragraph (4) below, the amount of pension benefit increase for any Covered Person will be determined as follows:

	(a)	If the monthly pension payment was computed based upon
"Final Average Monthly Participating Compensation" in accordance with the provisions of the Supplemental Plan as in effect on or after February 1, 1971, the monthly
Retirement Income otherwise payable to such Covered
Person on the Effective Date shall be increased by an amount equal to 1% thereof, multiplied by the number of calendar years (including the calendar years in which the Commencement and Effective Dates occurred) elapsed between the Commencement Date and the Effective Date.

	(b)	If the monthly Retirement Income was computed based
upon "total participating annual compensation" in accordance with the provisions of the Supplemental Plan as in effect before February 1, 1971, the monthly
Retirement Income otherwise payable to such Covered
Person on the Effective Date shall be increased

		by an amount equal to 2% thereof, multiplied by the number of calendar years (including the calendar years in which the Commencement and Effective Dates occurred) elapsed between the Commencement Date and the Effective
Date.

	(c)	Notwithstanding the foregoing, the minimum amount of
any increase in any monthly pension benefit, calculated pursuant to (a) or (b) above, shall be ten dollars
($10) and the maximum amount of any increase in any monthly pension benefit, calculated pursuant to (a) or
(b) above, shall be two hundred dollars ($200).

	(d)	Beginning with the Effective Date, any increase in any
pension benefit, as determined in accordance with the foregoing provisions, shall be payable subject to the same terms and conditions as the pension benefit to which such increase is added.

	4.	Limitations on Pension Benefit Increases.  The amount
of any increase, as determined in accordance with paragraph (3) above, is subject to such of the following limitations as may apply:

	(a)	Such increase, when added to the monthly pension
benefit otherwise payable to such Covered Person on the Effective Date, shall not exceed the Actuarial
Equivalent of the maximum retirement allowance that could be paid under the limitations of subsection
415(b) of the Internal Revenue Code of 1986, as adjusted from time to time pursuant to such Code.

	(b)	Such increase shall not exceed the sum of:

		(i)	the excess of:

			(A)	the monthly amount of single life annuity
normal retirement allowance which could have been provided under the Supplemental Plan at the Commencement Date, exclusive of any portion of such retirement allowance which was permitted to be provided on account of the employee's accumulation in the Profit
Sharing Fund arising out of the Employers'
Contributions under the Profit Sharing Fund, increased by the compound rate of the increase in the Consumer Price Index - Urban
Wage Earners and Clerical Employees, U. S.
City Average, All Items - Series A (1967-1OO)
U. S. Department of Labor, Bureau of Labor
Statistics, in the period from the first day of the year in which the commencement date occurred to the effective date,

								over


			(B)	the monthly amount of single life annuity
normal retirement allowance which could have been provided under the Supplemental Plan at the Commencement Date, exclusive of any portion of such retirement allowance which was permitted to be provided on account of the employee's accumulation in the Profit
Sharing Fund arising out of the Employer's
Contributions under the Profit Sharing Fund;

								plus

		(ii)	the excess, if any, of:

			(A)	the monthly amount of single life annuity
normal retirement allowance which could have been provided at the commencement date with the employee's accumulation in the Profit
Sharing Fund arising out of the Employers'
Contributions to the Profit Sharing Fund up to the Commencement Date, plus the amount of retirement allowance described in (i)(B) above,

								over

			(B)	the monthly amount of single life annuity
normal retirement allowance which could have been provided at the Commencement Date.

	(c)	the amount of any increased pension benefit for any
covered person whose retirement allowance under the Supplemental Plan is subject to the restrictions of Supplement B to the Plan also shall be subject to the restrictions of such Supplement B, except that the period of such restrictions with respect to such increased amount shall begin on the Effective Date and end on September 30, 1989.


	SUPPLEMENT B
	TO
	SEARS PENSION PLAN

	CALCULATION OF ACCRUED BENEFITS FOR
	PARTICIPANTS IN THE PLAN ON DECEMBER 31, 1988


	B-1.	Purpose.  The Sears Pension Plan has been amended and
restated effective January 1, 1989 to comply with applicable provisions of the Tax Reform Act of 1986, including new restrictions on integration with Social Security benefits under section 401(l) of the Internal Revenue Code. This Supplement B contains the provisions of the Plan as in effect on December 31, 1988 that are relevant to determining the benefits accrued by Participants as of that date which form part of the new formula under paragraphs (a)(i) and (a)(ii) of subsection 5.1 or are protected from reduction under subsection 5.6.

	B-2.	Use of Terms.  Except where the context of this
Supplement B expressly indicates to the contrary, terms used and defined in the Plan shall have the same meanings for purposes of this Supplement B. As used in this Supplement B, the term "this Supplement B" shall include only this Supplement B and any tables or exhibits attached to and forming a part of this Supplement B, and references to the "Plan" shall include all provisions of the Plan and all other supplements, tables and exhibits attached to and forming a part of the Plan, but shall not include this Supplement B.

	B-3.	Conflicts Between Plan and This Supplement B.  This
Supplement B, together with the Plan, comprises the Plan with respect to Participants in this Supplement B. In case of any conflict between the provisions of the Plan and this Supplement
B, the terms and provisions of this Supplement B shall govern to the extent necessary to eliminate such conflict.

	B-4.	Supplement B Participants.  Only those employees and
former employees of the Employers who had accrued a benefit under the Plan as of December 31, 1988 and who have Credited Service under the Plan on or after January 1, 1989 will be Participants in this Supplement B.

	B-5.	Basis of Supplement B Benefit.  A Participant's
"Supplement B benefit" under this Supplement B will be based upon his "Credited Past Service", his "Credited Future Service", his
"Past Service Compensation", his "Final Average Monthly
Compensation", and his "Estimated Projected Primary Social
Security Benefit", each as defined below.

	B-6.	Continuous Service.  "Continuous Service" for purposes
of this Supplement B will have the same meaning as Continuous
Service under subsection 2.2 of the Plan.

	B-7.	Credited Past Service.  Only those employees in the
employ of the Employers on January 1, 1978 who became
Participants in the Plan on that date will be eligible for Credited Past Service. An eligible Participant's "Credited Past
Service" means that portion of his Continuous

 Service which occurred before January 1, 1978 and after the date on which he was first credited with a Year of Eligibility
Service, but before his Normal Retirement Date.  A Participant's
"Period of Credited Past Service" means the number of years, and any fractional year, of Credited Past Service.

	B-8.	Credited Future Service.  A participant's "Credited
Future Service" means that portion of his period of Continuous Service which occurred after December 31, 1977 and before January 1, 1989 during which he was an employee of one or more Employers and after the date on which he was first credited with a Year of Eligibility Service, whichever is applicable to him; provided, however, that Credited Future Service shall not include any such period of Continuous Service that occurred after the end of the calendar month in which he attained age 65 but before January 1, 1988, unless the Participant completes an Hour of Service (as defined in subsection 2.5 of the Plan) on or after January 1, 1988. A Participant's "Period of Credited Future Service" means the number of years, and any fractional year, of Credited Future Service.

	B-9.	Compensation.  The term "Compensation" for purposes of
this Supplement B means total cash compensation paid to an employee for personal services rendered to an Employer, including salary, wages, pre-tax employee deposits under any qualified profit sharing or stock bonus plan maintained by an Employer, employer contributions on behalf of the employee to a cafeteria plan of an Employer pursuant to section 125 of the Internal
Revenue Code of 1986, bonuses, incentive payments, commissions, overwrites, vacation pay, unit closing allowances (except to the extent such allowances are paid in a lump sum), employer payments for temporary military service and short-term illness allowances, but excluding any awards under any long-term executive compensation plan, service allowances, retirement or profit sharing benefits, long-term disability benefit payments, prizes or awards, retainers, living expense allowances, moving allowances, payments or reimbursements in connection with moving expenses, special geographic differentials, medical expense reimbursements, lump sum payments for vacations earned but not taken, overseas compensation adjustments (as determined under the employer's personnel policy), dividends paid with respect to shares of restricted stock, cash payments received pursuant to stock options and all other special compensation of any kind.
The Compensation otherwise determined with respect to a Participant whose employment with the Employers last terminated under conditions entitling him to a benefit under the Plan will be adjusted by the Plan Administrator to mitigate the effect of receipt of reduced compensation (or no compensation) due to a period of employment with a Related Company prior to his last date of severance with the Employers if the Pension Plan
Administrator determines that such Participant's Compensation, as otherwise determined in accordance with this subsection B-9, does not fairly reflect such Participant's earnings history. If a Participant's Compensation is adjusted by operation of the preceding sentence then, with respect to such Participant, the term "Compensation" shall mean his Compensation as so adjusted. Notwithstanding the foregoing provisions of this subsection B-9, no Compensation earned after December 31, 1988 shall be taken into account in determining a Participant's Supplement B benefit.

	B-10.	Past Service Compensation.  A participant's "Past
Service Compensation" means that part of his Compensation for the calendar year 1976 or 1977, whichever is higher, which does not exceed $15,000, and for this purpose, the actual Compensation received by a Participant who also was receiving long-term disability payments for part of either of those years will be converted to its annual equivalent.

	B-11.	Final Average Monthly Compensation.  A
participant's "Final Average Monthly Compensation" shall mean the highest result obtained by dividing his Compensation (as determined in accordance with subsection B-9 above) during a Considered Period by the number of months in such Considered Period. A "Considered Period" shall mean any period of five successive complete calendar years of a Participant's period of Continuous Service which falls within the last ten successive complete calendar years of his period of Continuous Service ending on the earlier of December 31, 1988 or his last date of severance prior to January 1, 1989; provided, however, that a Considered Period shall not include any such complete calendar year of Continuous Service during which he was absent for more than 120 days because of an approved leave of absence due to illness, layoff or military service, nor any such complete calendar year that occurred after the calendar year in which he attains age 65 but before January 1, 1988, unless the Participant completes an Hour of Service (as defined in subsection 2.5) on or after January 1, 1988. If a Participant's number of total complete calendar years of Continuous Service on the earlier of December 31, 1988 or his last date of severance prior to January 1, 1989 does not equal or exceed five years, then, subject to the foregoing provisions, such Participant's considered period shall consist of all such complete calendar years.

	B-12.	Estimated Projected Primary Social Security
Benefit. The Estimated Projected Primary Social Security Benefit for purposes of calculating the amount of a Participant's Supplement B benefit shall be the monthly amount which it is estimated will be payable to him at his Normal Retirement Date (or, if applicable, the amount that will be payable to him at his later severance date) under the provisions of the Social Security Act, as amended and as in effect on the earlier of December 31, 1988 or his last date of severance prior to January 1, 1989, subject to the following:

	(a)	It will be assumed that in the case of a Participant
who would attain his Normal Retirement Age after the earlier of December 31, 1988 or his last date of severance prior to January 1, 1989, that he would have received Compensation for each year in the period beginning with the earlier of the 1988 calendar year or the year in which his last date of severance prior to January 1, 1989 occurs and until the calendar year in which he would attain his Normal Retirement Age in an amount equal to the annual amount of his Final Average
Monthly Compensation.

	(b)	It will further be assumed that a Participant received
compensation in each calendar year in the period ending after the later of the calendar year 1950 and the calendar year in which he attained age 21 and up to the end of the earlier of the 1988 calendar year or the calendar year coincident with or next preceding his last date of severance prior to January 1, 1989 (or, in the case of a part-time or part-time regular employee whose Retirement Income is recalculated for each Plan
Year or who receives a lump sum payment for each Plan
Year to reflect Compensation and service earned after his Normal Retirement Date, up to the end of each such Plan Year occurring prior to January 1, 1989) in an amount equal to

		the product of (i) the annual amount of his Final
Average Monthly Compensation multiplied by (ii) a factor derived from Table 2 which is attached to and forms a part of this Supplement B.

	(c)	In the case of a Participant whose severance date
occurs after the date on which he attains his Normal
Retirement Age, his Estimated Projected Primary Social
Security Benefit (A) will be adjusted to reflect cost of living increases, if any, that would have been applied to his benefit payable under the Social
Security Act had he retired on his Normal Retirement
Date from such Normal Retirement Date through the earlier of December 31, 1988 or his last date of severance prior to January 1, 1989, but (B) will not be adjusted to reflect any delayed retirement credits that will be applied in the calculation of his benefit under the Social Security Act.

	(d)	For purposes of this subsection B-12, a Participant's
Final Average Monthly Compensation shall be determined on the basis of the same five-year (or shorter) period used in determining his Final Average Monthly
Compensation for purposes of subsection B-11, above including any increases or decreases in Final Average
Compensation that occur as a result of his period of employment after he attains his Normal Retirement Age and prior to January 1, 1989.

	The amount of a Participant's Supplement B benefit shall be calculated based on his Estimated Projected Primary Social
Security Benefit as of December 31, 1988 as determined above unless he elects that, for purposes of calculating such Supplement B benefit as of December 31, 1988, his Estimated
Projected Primary Social Security Benefit be determined based on his actual earnings history. Such election by a Participant to have his Estimated Projected Primary Social
Security Benefit determined based upon his actual earnings history must be made by written notice filed with the Plan
Administrator. Such election shall become effective only if, within such reasonable period of time as shall be established by the Plan Administrator, such Participant supplies the Plan Administrator with a record of the actual earnings upon which his Primary Insurance Amount under the Federal Social Security Act will be based. As soon as practicable, after receiving such request and earnings record, the Plan Administrator shall recalculate the Participant's Supplement B benefit as of the Participant's
Annuity Starting Date. If the Participant's Supplement B benefit increases as a result of such recalculation, the Participant shall be entitled to the larger amount, but in no event shall the substitution of actual earnings history cause a decrease in a Participant's Supplement B benefit.
If the Participant has already commenced receiving his Supplement B benefit, the Plan Administrator shall (i) convert that larger Supplement B benefit into the form of payment originally elected by the Participant, (ii) pay the Participant, in a lump sum and without interest, the difference between the Supplement B benefit payment(s) he has already received and the payment(s) he would have received had the Participant provided his actual earnings history when his Supplement B benefit was first calculated, and (iii) if the Participant is receiving his Supplement B benefit in the form of an annuity, increase his future monthly payments to equal the amount produced by the recalculation. In no event shall any such recalculation

	affect the form of payment chosen by the Participant when he first commenced receiving his Supplement B benefit.

	B-13.	Amount of Supplement B Benefit at Normal
Retirement Date. Subject to the limitations of section 415 of the Code, a Participant's Supplement B benefit, payable to him in the form of a single life annuity commencing on the first day of the month following his attainment of age 65, will be an amount equal to the sum of the following:

	(a)	An amount equal to one-twelfth (1/12th) of two-tenths
of one percent (.2%) of his Past Service Compensation multiplied by his Period of Credited Past Service; and

	(b)	An amount equal to a percentage of his Final Average
Monthly Compensation reduced by the same percentage of his monthly Estimated Projected Primary Social Security
Benefit (but not exceeding fifty percent of such monthly Estimated Projected Primary Social Security
Benefit in any event), such percentage to be the sum of:

		(i)	One and one-half percent (1-1/2%) multiplied by
that portion of his period of Credited Future
Service which occurred before the first day of the calendar month in which he had both attained age
50 and completed fifteen years of Continuous
Service; and

		(ii)	Two percent (2%) multiplied by that portion of his
period of Credited Future Service which occurred after the end of the calendar month next preceding the month in which he had both attained age 50 years and completed fifteen years of Continuous
Service.

	B-14.	Effect of Severance After Attainment of Age 63.
Subject to the limitations of section 415 of the Internal Revenue Code, if a Participant severs his employment with all Employers and Related Companies for a reason other than his death, and on or after attainment of age 63, but before his Normal Retirement Date, he will be credited with a Supplement B benefit, commencing with the first day of the month following the date of severance, in an amount equal to the sum of the following:

	(a)	An amount equal to one-twelfth (1/12th) of two-tenths
of one percent (.2%) of his past service compensation multiplied by his period of credited past service; and

	(b)	An amount equal to a percentage of his final average
monthly compensation, such percentage to be an amount calculated in the same manner as provided in clauses
(i) and (ii) of paragraph B-13(b), but such amount then to be reduced by a percentage of the Participant's
Estimated Projected Primary Social Security Benefit, such percentage to be:

		(i)	In the case of a Participant whose Period of
Credited Future Service began when he had attained age 36 and 8 months or more, a percentage

			calculated in the same manner as provided in clauses (i) and (ii) of paragraph B-13(b); and


		(ii)	In the case of a Participant whose Period of
Credited Future Service began before he had attained age 36 years and 8 months, a percentage initially calculated in the same manner as provided in clauses (i) and (ii) of paragraph
B-13(b), but such percentage then to be reduced by multiplying it by the appropriate factor derived from Table 1 which is attached to and forms a part of this Supplement B.

	B-15.	Effect of Severance After Attainment of Age 55 and
Completion of 10 or More Years of Continuous Service. If a Participant severs his employment with all of the Employers and Related Companies for a reason other than his death, and after he has both attained age 55 and completed 10 or more years of Continuous Service, but before attainment of age 63, he will be entitled to a Supplement B benefit equal to the one of the following which he shall elect:

	(a)	A Supplement B benefit, commencing with the first day
of the month next following the date he will attain age
63, in an amount determined in accordance with subsection B-14; or

	(b)	A Supplement B benefit, commencing as of the first day
of the month next following the date of severance or as of the first day of any month thereafter, in an amount equal to the amount described in paragraph (a) above, but then reduced by .4167% thereof for each full month that the date of commencement precedes the first day of the month next following the date he will attain age
63.

	B-16.	Deferred Vested Benefit.  If a Participant severs
his employment with all Employers and Related Companies for a reason other than his death, and before he has both attained age 55 and completed 10 years of Continuous Service, but after he has completed five or more years of Continuous Service (including at least one Hour of Service in a Plan Year beginning after December 31, 1988), he will be entitled to a Supplement B benefit commencing with the first day of the month next following the date he attains age 65, in an amount determined in accordance with paragraph B-14. In lieu of the benefit described in the preceding sentence, he may elect a Supplement B benefit, commencing as of the first day of any month following the month in which he attains age 55, in an amount equal to the amount described in the preceding sentence, but then reduced to its Actuarial Equivalent. If a Participant who severed from employment prior to January 1, 1989 when ineligible for a deferred Retirement Income is reemployed, the Participant shall be fully vested in his Supplement B benefit upon completion of five or more years of Continuous Service, provided he completes at least one Hour of Service in a Plan Year beginning after December 31, 1988.



	B-17.	Actuarial Equivalents.  Except where covered by a
table attached to this Supplement B, in determining whether one form of Supplement B benefit is the "Actuarial Equivalent" of another form of Supplement B benefit for purposes of determining the protected Accrued Benefit under subsection 5.6 of the Plan, the applicable provisions of subsection 8.5 shall govern.

	SEARS PENSION PLAN

	SUPPLEMENT B

	Table 1


Factors to be Applied, Depending upon Age of Participant at Time
Credited Future Service Commenced, in Determining Percentage of
Estimated Projected Primary Social Security


	Factor to be Applied
Age of Participant	To Percentage of Esti-
When Credited Future	mated Projected Primary
Service Began             	Social Security Benefit

36 years and 8 months or more		1.0000
36 years or more but less than 36 years
   and 8 months		.9804
35 years or more but less than 36 years		.9524
34 years or more but less than 35 years		.9259
33 years or more but less than 34 years		.9009
32 years or more but less than 33 years		.8772
31 years or more but less than 32 years		.8547
30 years or more but less than 31 years		.8333
29 years or more but less than 30 years		.8130
28 years or more but less than 29 years		.7937
27 years or more but less than 28 years		.7752
26 years or more but less than 27 years		.7576
25 years or more but less than 26 years		.7407
24 years or more but less than 25 years		.7246
23 years or more but less than 24 years		.7092
22 years or more but less than 23 years		.6944
21 years or more but less than 22 years		.6803
20 years or more but less than 21 years		.6667
19 years or more but less than 20 years		.6536
18 years or more but less than 19 years		.6410
17 years or more but less than 18 years		.6289
16 years or more but less than 17 years		.6173
15 years or more but less than 16 years		.6061


	SEARS PENSION PLAN

	SUPPLEMENT B

	Table 2

Table of Factors to be applied under Clause (b)(ii) of Subsection
B-12 of Supplement B

Complete Calendar Years
Preceding the Earliest of
the 1989 Calendar Year and	Factor to be Applied to
the Calendar Year in Which	Annualized Final Average
Day Following Severance	Monthly Compensation to
Date Prior to January 1, 	Determine Compensation
1989 Occurs               	in That Calendar Year

First (most recent) Year	1.0000
Second Year	1.0000
Third Year	1.0000
Fourth Year	1.0000
Fifth Year	1.0000
Sixth Year	 .8396
Seventh Year	 .7921
Eighth Year	 .7473
Ninth Year	 .7050
Tenth Year	 .6651
Eleventh Year	 .6274
Twelfth Year	 .5919
Thirteenth Year	 .5584
Fourteenth Year	 .5268
Fifteenth Year	 .4970
Sixteenth Year	 .4688
Seventeenth Year	 .4423
Eighteenth Year	 .4173
Nineteenth Year	 .3936
Twentieth Year	 .3714
Twenty-First Year	 .3503
Twenty-Second Year	 .3305
Twenty-Third Year	 .3118
Twenty-Fourth Year	 .2942
Twenty-Fifth Year	 .2775

To calculate the factor for the Twenty-Sixth year, the factor for the Twenty-Fifth year is divided by 1.06. The factors for the Twenty-Seventh and subsequent years shall be determined in a similar manner.

	SUPPLEMENT C
	TO
	SEARS PENSION PLAN
	RELATING TO TRANSFERRED EMPLOYEES
	PRORATION
	(Effective January 1, 1984)


	C-1.	Coverage.  Only Transferred Employees whose transfers
occurred on or before June 30, 1995 will be Participants in this Supplement C. A "Transferred Employee" is a Participant in the
Sears Pension Plan (the "Plan"):

	(a)	who, on or after January 1, 1984 and within a period of
twelve months following a prior severance from employment with all Employers and Related Companies, was employed by one of more Employers maintaining the Plan; or

	(b)	who, on or after January 1, 1984 and without any
severance from employment with all Employers and Related Companies, at the request of a Related Company or by mutual agreement, transferred directly to employment with an Employer under the Plan; and

	(c)	who, prior to such transfer or commencement of such
employment, was employed by a Related Company which is not an Employer under the Plan and, while so employed, was a Participant in a defined benefit pension plan maintained by such Related Company under which Retirement Incomes were based upon final average
(rather than career average) earnings (such plan being referred to below as a "Related Plan"); and

	(d)	who, with respect to any such transfer or commencement
of such employment that occurred after December 31, 1987, completed at least twelve months of Continuous
Service with an Employer under the Plan after such transfer or commencement of such employment; and

	(e)	who again severs employment with all Employers and
Related Companies for any reason (including death) and under conditions entitling him (or his Qualified Spouse or any other person) to a Retirement Income or Deferred
Vested Benefit income under the Plan; and

	(f)	whose last period of Continuous Service was with one or
more Employers.

	C-2.	Calculation of Basic Monthly Retirement Income for
Participants in this Supplement C. Notwithstanding the provisions of subsection 5.1, the Accrued Benefit of a Participant in this Supplement C will be calculated as follows:



	(a)	First, the Accrued Benefit that would be payable to (or
on account of) such Participant under the Plan and each Related Plan will be calculated using the Participant's period of Credited Service (or such other denominated service which is used in calculating benefits under any Related Plan) and using his Compensation from all Employers and all Related Companies in determining his Final Average Monthly Compensation;

	(b)	Next, the respective amounts calculated for the Plan
and each Related Plan under subparagraph (a) above will be multiplied by a fraction, the numerator of which shall consist of (i) that portion of his period of Continuous Service during which he was an employee of one or more Employers (with respect to amounts calculated for the Plan) or (ii) that portion of his period of Continuous Service during which he was an employee of one or more Related Companies maintaining a Related Plan (with respect to amounts calculated for such Related Plan), as the case may be, and the denominator of which shall consist of the period of his Continuous Service;

	(c)	The Accrued Benefit under the Plan to or on account of
a Participant in this Supplement C shall be the excess of

		(i)	the sum of the amounts calculated after
application of (a) and (b) next above,

				over

		(ii)	the sum of the amounts that would be payable in
the form of a monthly Retirement Income payable as a single life annuity commencing on his Normal
Retirement Date to such Participant under all Related Plans.

	C-3.	Death of Certain Participants in this Supplement C.  If
a Participant in this Supplement C dies while employed by one or more Employers, Retirement Income will be payable to such Participant's Qualified Spouse (or other person) in accordance with the provisions of Section 10 of the Plan. The amount of such Retirement Income will be based, initially, upon the Accrued
Benefit that would have been payable to the deceased Participant as calculated in accordance with subsection C-2 of this Supplement C, and finally, upon the effect of any option election by such Participant which may have become effective before his death.

	C-4.	Use of Terms.  Except where the context of this
Supplement C expressly indicates to the contrary, terms used and defined in the Plan shall have the same meanings for purposes of this Supplement C. As used in this Supplement C, the term "this Supplement C" shall include only this Supplement C, and references to the "Plan" shall include all provisions of the Plan and all other supplements, tables and exhibits attached to and forming a part of the Plan, but shall not include this Supplement C.



	C-5.	Effect of Different Commencement Dates.  For purposes
of this Supplement C, if the Participant is eligible to immediately commence receiving his Accrued Benefit under this Plan and under each Related Plan, his prorated benefit under subsection C-2 shall be calculated on the basis of a single life annuity payable immediately from this Plan and from all such Related Plans. If, instead, the Participant is eligible to immediately commence his Accrued Benefit under this Plan but not under one or more Related Plans, paragraph C-2(c) shall be applied using the single life annuity value of any immediately-payable amount calculated for the Plan and any Related Plan, and the Actuarial Equivalent of any amount for a Related Plan the Accrued Benefit from which is not immediately payable to the Participant.

	C-6.	Calculation Upon Employer's Departure From Controlled
Group. If an entity referred to in paragraph C-1(c) ceases to be a Related Company, the proration benefit provided under this Supplement C shall be frozen, with respect to such former Related Company, as of the day of its departure from the Company's
Controlled Group. In such event the "Frozen Proration Benefit" of each affected Participant with respect to that departed
Related Company shall be equal to the excess of (a) his Accrued Benefit under the Plan determined under the provisions of subsection C-2 as of the date of the former Related Company's departure from the Controlled Group, over (b) such Participant's Accrued Benefit under the Plan determined as of the same date but treating the plan of the former Related Company as though it were not a Related Plan within the meaning of paragraph C-1(c). When any such Participant terminates employment with the Employers and remaining Related Companies, his Accrued Benefit income shall equal the sum of (i) his Accrued Benefit income determined under the applicable provisions of Section 5 without regard to this Supplement C and (ii) his frozen proration benefit (or benefits, if the Participant is affected by the departure of more than one Related Company), which sum shall be reduced for commencement prior to his Normal Retirement Date in accordance with the Plan's applicable reduction factors, treating the Participant's frozen proration benefit(s) as part of his base benefit for purposes of any such reduction.

	SUPPLEMENT D
	TO
	SEARS PENSION PLAN

	[Intentionally Left Blank]


	SUPPLEMENT E
	TO
	SEARS PENSION PLAN
	SPECIAL RULES FOR TOP-HEAVY PLANS


	E-1.	Purpose and Effect.  The purpose of this Supplement E
is to comply with the requirements of section 416 of the Internal Revenue Code of 1954. The provisions of this Supplement E shall be effective for each Plan Year beginning after December 31, 1983 in which the Plan is a "Top-Heavy Plan" within the meaning of section 416(g) of the Internal Revenue Code.

	E-2.	Top-Heavy Plan.  In general, the Plan will be a Top-
Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the "Determination Date"), the present value of the cumulative accrued benefits of Participants who are Key Employees (as defined in section 416(i)(1) of the Internal
Revenue Code) exceeds 60 percent of the present value of the cumulative accrued benefits of all Participants. In making the foregoing determination, the following special rules shall apply:

	(a)	The present value of a Participant's Accrued Benefit
shall be increased by the aggregate distributions, if any, made with respect to the Participant during the five-year period ending on the Determination Date.

	(b)	The accrued benefit of a Participant who was previously
a Key Employee, but who is no longer a Key Employee, shall be disregarded.

	(c)	The accrued benefit of a beneficiary of a Participant
shall be considered an accrued benefit of the Participant.

	E-3.	Key Employee.  In general, a "Key Employee" is a
Participant who, at any time during the five-year period ending on the Determination Date, is:

	(a)	an officer of the Employer;

	(b)	one of the ten Participants owning the largest
interests in the Employer;

	(c)	a 5 percent owner of the Employer; or

	(d)	a 1 percent owner of the Employer receiving annual
compensation from the Employer of more than $150,000.

In no event shall more than 50 employees (or, if lesser, the greater of three persons or 10% of the employees) be treated as officers.



	E-4.	Minimum Vesting.  For any Plan Year in which the Plan
is a Top-Heavy Plan, a Participant's vested percentage in his Accrued Benefit shall not be less than the percentage determined under the following table:

	    Years of 	  Vested
	Credited Service	Percentage

		Less than 2		  0
		2		 20
		3		 40
		4		 60
		5		 80
		6 or more		100

If the foregoing provisions of this paragraph E-4 become effective, and the Plan subsequently ceases to be a Top-Heavy Plan, each Participant who has then completed five or more years of credited service may elect to continue to have the vested percentage of his Accrued Benefit determined under the provisions of this paragraph E-4.

	E-5.	Minimum Benefit.  A Participant's monthly Retirement
Income or Deferred Vested Benefit, commencing at his Normal Retirement Date and payable as a life annuity, shall not be less than an amount equal to 2 percent of his Average Compensation (as defined below), multiplied by the number of years (not to exceed ten) of his Top-Heavy Service (as defined below). A participant's "Average Compensation" means the monthly average of his Compensation for the five consecutive years for which his Compensation was highest, disregarding any Compensation paid after the last year in which the Plan is a Top-Heavy Plan. A Participant shall be entitled to a year of "Top-Heavy Service" for each year of his Credited Service after December 31, 1983 during which the Plan is a Top-Heavy Plan and he is a Participant thereunder.

	E-6.	Maximum Earnings.  For any Plan Year in which the Plan
is a Top-Heavy Plan, a Participant's earnings in excess of $200,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that Plan Year) shall be disregarded for purposes of subsection 5.2 of the Plan.

	E-7.	Commencement of Distributions.  Distribution of a Key
Employee's benefits must commence no later than the first
December 31 on which both of the following have occurred:

	(a)	the Plan is then a Top-Heavy Plan; and

	(b)	the Key Employee has attained age 70-1/2.

Notwithstanding the foregoing provisions of this paragraph E-7, a Key Employee may elect, by filing a written designation with the Pension Plan Administrator prior to January 1, 1984, to have distribution of his benefits commence at any date permitted under the terms of the Plan as in effect immediately preceding
January 1, 1984.

	E-8.	Aggregation of Plans.  In accordance with section
416(g) (2) of the Internal Revenue Code, other plans maintained by the Employers and Related Companies may be required or permitted to be aggregated with this Plan for purposes of determining whether the Plan is a Top-Heavy Plan.

	E-9.	No Duplication of Benefits.  If the Employers and
Related Companies maintain more than one Plan, the minimum benefit otherwise required under paragraph E-5 above may be reduced in accordance with regulations of the Secretary of Treasury to prevent inappropriate duplication of minimum benefits or contributions.

	E-10.	Adjustment of Combined Benefit Limitations.  For
any Plan Year in which the Plan is a Top-Heavy Plan, paragraphs
(2)(B) and (3)(B) of section 415(e) of the Internal Revenue Code, to the extent applicable, shall be applied by substituting "1.0" for "1.25".

	E-11.	Use of Terms.  All terms and provisions of the
Plan, including all other Supplements, shall apply to this Supplement E, except that where the terms and provisions of the Plan (and all other Supplements) and this Supplement E conflict, the terms and provisions of this Supplement E shall govern.

	SUPPLEMENT F
	TO
	SEARS PENSION PLAN

	RELATING TO STS EMPLOYEES

	(EFFECTIVE AS OF JANUARY 1, 1991)

	F-1.	Coverage.  Only employees of Sears Technology Services,
Inc. ("STS") will be Participants in this Supplement F.

	F-2.	Definitions.  Except as otherwise provided in this
Supplement F, words that have been defined in the Plan or any other Supplement to the Plan shall have the same meaning in this Supplement F.

	F-3.	Participation.  Each employee of STS who meets the
eligibility requirements of either paragraph 2.1(a) or 2.1(b) shall become a Participant in the Plan on the later of (a) the date specified in such paragraph 2.1(a) or 2.1(b) (whichever is applicable) or January 1, 1991.

	F-4.	Credited Service.  Notwithstanding the provisions of
subsection 2.3, no STS employee shall have Credited Service prior to January 1, 1991 unless such employee had Credited Service prior to such date pursuant to subsection 2.3 as an employee of an Employer other than STS, except as otherwise provided in subsection F-6 below.

	F-5.	Retirement Income Formula.  In calculating the Accrued
Benefit of an STS employee under the Plan, 1.1 shall be substituted for .85 in subparagraph 5.1(a)(iii)(A) for any period of Credited Service as an STS employee after December 31, 1990, and the last clause of paragraph 5.1(a)(iii) shall be inapplicable to any such period of Credited Service; provided, however, that if any STS employee is entitled to a prorated benefit under Supplement C, December 31, 1988 shall be substituted for December 31, 1990 in the foregoing clause, solely for purposes of calculating such prorated benefit under Supplement C.

	F-6.	Special Rules for January 1, 1991 STS Employees.
Notwithstanding the preceding subsections of this Supplement F, for purposes of calculating the Accrued Benefit of any Participant who was an employee of STS on January 1, 1991 and who on that date also was a Participant in this Plan or any other defined benefit pension plan with a final average pay formula sponsored by an Employer or a Related Company, the following special rules shall apply:

	(a)	Supplement C of the Plan shall be applied as if during
the period from such Participant's date of hire by STS to December 31, 1999 (or if earlier, the date he terminates employment with the Employers and Related
Companies) he had been employed by Allstate Insurance
Company and covered under the Allstate Retirement Plan as in effect on January 1, 1991 or, if earlier, the date of his termination of employment (and had not been employed by STS during that same period).

	(b)	If such an STS employee has Credited Service recognized
under the provisions of subsection 5.1 for any period to which subsection F-5 above is inapplicable because such service is for an Employer other than STS, Supplement C shall apply to such Participant as though his shift between the normal formula described in subsection 5.1 and the special formula for STS employees described in subsection F-5 were a transfer of employment between an Employer and a Related Company sponsoring a different defined benefit pension plan.

	SUPPLEMENT G
	TO
	SEARS PENSION PLAN

	RELATING TO RETIREE MEDICAL BENEFITS

	(EFFECTIVE AS OF JANUARY 1, 1993)


	G-1.	Purpose.  The purpose of this Supplement G to the Sears
Pension Plan (the "Plan") is to provide for the payment of medical benefits for eligible Participants (as described in subsection G-4) under the Plan.

	G-2.	Effective Date.  This Supplement G is effective on
January 1, 1993.

	G-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this Supplement G.

	G-4.	Eligible Member.  For purposes of this Supplement G,
the term "Eligible Participant" means each Participant who retires on or after January 1, 1993 under the Plan and who is eligible for post-retirement medical benefits under the Sears
Group Health Plans for Retirees and Their Families ("Health
Plans"). An Eligible Participant who is re-employed by an Employer or Related Company shall cease to be an Eligible
Participant during the period of his re-employment.

	G-5.	Payment of Medical Benefits.  Subject to the provisions
of subsection G-13, no benefits under this Supplement G shall be paid directly to any Participant or beneficiary. However, subject to the provisions of this Supplement G, all payments for sickness, accident, hospitalization and medical expenses for Eligible Participants and their Qualified Spouses and dependents under the Health Plans, including any required insurance premiums, shall be paid or reimbursed by the Trustee at the direction of the Company solely from amounts credited to the separate account (as described in subsection G-7).

	G-6.	Employer Contributions.  Subject to the provisions of
subsection G-13 and the following provisions of this subsection
G-6, the Employers and Related Companies shall make contributions from time to time to the Trustee in such amounts, as determined by the Company in accordance with generally accepted actuarial methods, necessary to fund medical benefits required to be paid in accordance with subsection G-5; provided, however, that for any Plan Year, no Employer shall be required to contribute an amount in excess of the maximum amount deductible on account thereof by the Employer for that Plan Year as an expense for federal income tax purposes. In no event shall the amount of the Employer's contribution under this subsection G-6 for any Plan
Year exceed the lesser of the following amounts:

	(a)	the amount which, when aggregated with all prior
contributions under this Supplement G, equals 25 percent of the total contributions made to the Plan
(other than contributions to fund past service credits) after January 1, 1993; or

	(b)	the amount necessary to fund amounts required to be
paid in accordance with subsection G-5, as determined by the Investment Committee for the Plan Year in accordance with generally accepted actuarial methods.

Each Employer and Related Company, at the time it makes a contribution to the Plan, shall designate in writing to the Trustee that portion, if any, of its contribution which is allocable to the funding of medical benefits under this Supplement G.

	G-7.	Separate Account.  The Trustee (or the Investment
Committee on behalf of the Trustee) shall maintain a separate account which shall reflect the portion of the assets of the Plan allocable to the provision of medical benefits pursuant to this Supplement G. The Trustee shall not be required to separately invest the funds credited to such separate account; provided, however, that if the funds credited to the separate account are invested with the other assets of the Plan, the Trustee (or the Investment Committee on behalf of the Trustee) shall allocate a reasonable portion of the earnings on the assets of the Plan to the separate account.

	G-8.	Individual Medical Benefit Account for Key Employee.
The portion of an Employer's contribution which is allocable to the provision of medical benefits to or on behalf of a Participant who is a Key Employee (as defined below) shall be credited to an individual medical benefit account which shall be established and maintained for each such Participant under the separate account. Employer costs for medical benefits provided under this Supplement G with respect to an Eligible Participant
(or his Qualified Spouse or dependents) for whom an individual medical benefit account is maintained shall be payable only from such individual medical benefit account. For purposes of the preceding sentence, the term "Key Employee" means any employee who, at any time during the Plan Year or any preceding Plan Year during which contributions were made on his behalf, is or was a Key Employee as defined in section 416(i) of the Code.

	G-9.	Payment From General Corporate Assets.  Insurance
premiums and other costs and expenses under the Health Plans otherwise required to be paid or reimbursed under subsection G-5 shall not be payable from the Plan (but may be paid by an Employer and Related Company from its general corporate assets):

	(a)	to the extent that the assets in the separate account
at the time such premiums or other costs and expenses are due and payable are insufficient to meet the total of the premiums, costs and expenses then due for eligible participants under the Health Plans; and

	(b)	to the extent that amounts credited to an Eligible
Participant's individual medical benefit account are insufficient to meet the total cost of benefits for that Eligible Participant (and his Qualified Spouse and dependents) under the Health Plans for that year.

	G-10.	Forfeiture.  If a Key Employee ceases to be, or is
precluded from becoming, an Eligible Participant under this Supplement G for any reason, his individual medical benefit account shall be eliminated and any amount credited thereto shall be reallocated to the separate account for the payment of medical benefits to other Eligible Participants.

	G-11.	Diversion Prohibited.  Prior to the satisfaction
of all liabilities under this Supplement G, no part of the assets of the Plan allocable to the separate account may be used for, or diverted to, any purpose other than paying health insurance premiums and providing medical benefits directly to Eligible Participants and their Qualified Spouses and dependents and the payment of appropriate expenses of the Plan attributable to the administration of the separate account under this Supplement G.

	G-12.	Reversion to Employer.  Any amounts which remain
credited to the separate account after satisfaction of all liabilities for the provision of medical benefits under this Supplement G shall be returned to the Employers and Related Companies. The portion of the separate account which shall be returned to an Employer shall be determined by the Company in such manner as the Company determines to be equitable.

	G-13.	Amendment and Termination.  The Company's right to
amend or terminate the Health Plans including, without limitation, the right to decrease benefit levels or increase required employee contributions, shall be governed exclusively by the terms and conditions of the Health Plans and shall not be limited or abridged by the provisions of this Supplement G. The Company reserves the right to amend and to terminate the provisions of this Supplement G at any time, including, without limitation, the right to include additional persons as Eligible Participants, and the right to eliminate the obligation under the Plan of any Employer and Related Companies to make contributions required under subsection G-6 for any Plan Year; provided, however, that an amendment or termination which would eliminate the obligation of an Employer and Related Companies to make contributions required under subsection G-6 for any Plan Year shall be effective only if the amendment or termination is adopted before the last day of that year or, if earlier, the date such contribution is paid.

	G-14.	No Guaranty of Benefits.  Neither the Trustee nor
the Employers and Related Companies in any way guarantee the assets credited to the separate account from loss or depreciation. The Employers and Related Companies do not guarantee any payment for benefits under this Supplement G to any person. The liability of the Trustee to make any payment for medical benefits under this Supplement G is limited to the assets credited to the separate account.

	SUPPLEMENT H
	TO
	SEARS PENSION PLAN

	RELATING TO ADVANTIS EMPLOYEES

	(EFFECTIVE AS OF JANUARY 1, 1993)


	H-1.	Purpose.  The purpose of this Supplement H to the Sears
Pension Plan (the "Plan") is to provide for the recognition of service with, and compensation from, Advantis, a New York general partnership in which the Company has an interest ("Advantis"), for certain purposes under the Plan.

	H-2.	Effective Date.  This Supplement H is effective as of
January 1, 1993.

	H-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this Supplement H.

	H-4.	Eligible Participant.  For purposes of this Supplement
H, the term "Eligible Participant" means each person listed on Schedule H attached hereto who became an employee of Advantis or of a subsidiary of Advantis on the later of January 1, 1993 or the date such person returned to work from an authorized leave (commencing prior to January 1, 1993) under a leave of absence policy of an Employer or Related Company, or who was transferred by an Employer to Advantis after January 1, 1993. For purposes of this Supplement H, a "Subsidiary" of Advantis is any partnership, corporation or unincorporated association of which Advantis owns or controls, either directly or indirectly, more than 50% of the outstanding shares or securities entitled to vote, or, in the absence of shares or securities with voting rights, more than 50% of the ownership interest representing the right to make decisions for such entity. No additional benefits of any kind shall accrue to an otherwise Eligible Participant under this Supplement H after the earliest of (a) the date such Eligible Participant receives or commences distribution of his benefit under Section 5 of the Plan, (b) the date the Company disposes of its interest in Advantis or (c) December 31, 1999.

	H-5.	Recognition of Partnership Service.  Solely for
purposes of determining an Eligible Participant's eligibility to receive his Accrued Benefit prior to his Normal Retirement Date under subsection 5.4 or 6.1 and his eligibility for a Lump Sum payment under paragraph 8.3(e) of the Plan (but not for purposes of calculating the amount of his Accrued Benefit under subsection
5.1 or, if applicable, Supplements A, C and/or F except for determining eligibility for the special enhancement under the Allstate formula (as in effect on December 31, 1992) incorporated into Supplement F), the term "Continuous Service" (as defined in subsection 2.2 of the Plan) shall include service with Advantis and any of its subsidiaries as though Advantis and any such subsidiary were a Related Company.

	H-6.	Compensation.  The Compensation of an Eligible
Participant under subsection 5.2 of the Plan shall include Compensation paid to him by Advantis or any of its subsidiaries as though Advantis or any such subsidiary were an Employer under the Plan. Advantis compensation shall be included in the same manner as additional compensation is taken into account under subparagraph 5.1(a)(ii)(B), using Final Average Monthly Compensation as of the date of the Eligible Participant's transfer to Advantis as the denominator.

	H-7.	Early Retirement After 30 Years of Continuous Service.
 An Eligible Participant who terminates employment with Advantis or one of its subsidiaries after having completed at least 30 years of Continuous Service shall be eligible to receive his Accrued Benefit under subsection 5.1 (or Supplements A, C or F, if applicable) without any reduction for commencement prior to his Normal Retirement Date. An Eligible Participant who has not already been credited with 30 years of Continuous Service at the time of his termination of employment with Advantis or one of its subsidiaries may not satisfy such 30-year requirement through subsequent employment with an Employer or Related Company.

	H-8.	Early Retirement After Age 55 With 15 Years of
Continuous Service. An Eligible Participant who terminates employment with Advantis or one of its subsidiaries after attainment of age 55 with at least 15 (but fewer than 30) years of Continuous Service shall be eligible to receive his Accrued Benefit under subsection 5.1 (or Supplements A, C and/or F, if applicable) reduced by the lesser of (i) 5% for each year (or fraction thereof) by which his years of Continuous Service are fewer than 30 or (ii) 5% for each year (or fraction thereof) by which the age of such Eligible Participant at his Annuity Starting Date is less than 60; provided that in no event shall the foregoing reductions be greater than the reductions that otherwise would be applied to the Retirement Income of such Eligible Participant under Section 5 (and, if applicable, Supplement A) of the Plan in the event of commencement of such Retirement Income prior to the Eligible Participant's Normal Retirement Date. An Eligible Participant who has not already satisfied the above requirements at the time of his termination of employment with Advantis or one of its Subsidiaries may not satisfy such requirements through subsequent employment with an Employer or Related Company.

	H-9.	Certain Highly Compensated Participants.
Notwithstanding the foregoing provisions of this Supplement H, no Participant who on January 1, 1993 is a Highly Compensated Employee, as such term is defined in section 414(q) of the Internal Revenue Code, will accrue any additional benefits under Subsections H-7 and H-8 after that date, and any other Eligible Participant who thereafter becomes a Highly Compensated Employee will cease to accrue benefits under Subsections H-7 and H-8 as of the first day of the Plan Year during which such Eligible Participant first becomes a Highly Compensated Employee.

	H-10.	Reemployment By An Employer.  Notwithstanding any
other provision of the Plan, if an Eligible Participant under this Supplement H terminates his employment with Advantis and is reemployed by an Employer under circumstances that require the Plan to recognize the Credited Service he earned prior to such reemployment, his Accrued Benefit when he again terminates his employment with the Employers and Related Companies shall be the greater of (a) his Accrued Benefit under the Plan, determined in accordance with the provisions of subsection H-6 as of the date of his termination of employment with Advantis, reduced for early commencement in accordance with applicable Plan provisions (including the provisions of subsections H-7 and H-8 to the extent applicable), or (b) the sum of (i) his Accrued Benefit under the Plan as of December 31, 1992 (prior to his transfer to Advantis) multiplied by a fraction the numerator of which is his Final Average Monthly Compensation as of his most recent termination of employment with the Employers and Related Companies (determined without regard to the provisions of subsection H-6) and the denominator of which is his Final Average Monthly Compensation as of December 31, 1992, and (ii) his Accrued Benefit under subsection 5.1 determined without regard to the provisions of this Supplement H and calculated using only the Credited Service he has earned after his reemployment by an Employer and Related Companies following his departure from Advantis, which sum shall be reduced for early commencement in accordance with the applicable provisions of Section 5 and Supplements C and F (but not subsections H-7 and H-8). In determining whether (a) or (b) is greater, the principles set forth in subsection C-5 shall apply.

I N S E R T    A T T A C H M E N T   O F   S U P P L E M E N T   H   P A G E S

[List of Eligible Participants]

	SUPPLEMENT I
	TO
	SEARS PENSION PLAN

RELATING TO ADDITIONAL AGE AND SERVICE CREDIT FOR ELIGIBLE
	"ERIP" PARTICIPANTS (EFFECTIVE AS OF MAY 1, 1993)

	I-1.	Purpose.  In order to assist in its business purpose of
achieving a reduction in force as part of its overall corporate restructuring, the Company adopted the "Sears 1993 Early
Retirement Incentive Program for Checklist Associates," Plan No.
558 ("ERIP"), permitting eligible salaried employees who retire during a limited window period to receive enhanced pension benefits and certain other benefits.

	The ERIP applies:

	(a)	in the case of voluntary termination of employment, to
Eligible Employees who voluntarily elect to retire under the terms of the ERIP:

		(1)	in the case of employees not employed by Sears
Logistics Services, between March 1 and April 15,
1993; and

		(2)	in the case of employees of Sears Logistics
Services, between March 15 and April 30, 1993.

	(b)	in the case of involuntary termination of employment by
Sears, to eligible employees who:

		(1)	have an involuntary termination of employment as a
result of a unit closing or reorganization as determined under the ERIP; or

		(2)	elect to retire under the terms of the ERIP.

	The purposes of this Supplement I to the Sears Pension Plan (the "Plan") are (i) to provide for additional age and service credit under the Sears Pension Plan and Supplements for those eligible employees who retire according to the terms of the ERIP and (ii) to set forth those particulars wherein the Plan, as applied to Eligible Participants in this Supplement I, and the Retirement Income and other benefits to be provided under the Plan, differ from, and may be in addition to, the Retirement
Income and other benefits provided under the Plan. Any benefits provided for any person under this Supplement I will be in addition to the benefits, if any, payable to such person under the Plan.

	I-2.	Effective Date.  This Supplement I is effective as of
May 1, 1993.

	I-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this Supplement I.

	I-4.	Eligible Employee and Eligible Participant.  For
purposes of this Supplement I, the term "Eligible Employee" means any checklist employee of Sears, Roebuck and Co., Sears Tower Management Company, Sears Roebuck Acceptance Corp., Sears Investment Management Company, Sears Logistical Services, Discover Credit Corp., Sears Buying Services, Inc., Sears, Roebuck de Puerto Rico, Inc., Sears Canada, Sears, Roebuck de Mexico, and any other entities specified by the Company from time to time as participating in the ERIP, who is a Participant in the Sears Pension Plan, and who is eligible for the ERIP.

	For purposes of this Supplement I, the term "Eligible Participant" means any eligible employee who (1) accepted the early retirement offer under the ERIP, (2) signed and returned to the Company the ERIP Election Form and General Release and Waiver Agreement, (3) worked until a date determined under the ERIP by the management of the Company, (4) had an actual attained age of at least 50 as of the earlier of December 31, 1993 or the date of his or her last salary continuation payment pursuant to the ERIP.
 Any otherwise Eligible Participant who had Compensation (as determined in accordance with subsection 4.4 of the Plan as in effect on May 1, 1993) for 1992 of more than $67,000 and was eligible to retire according to the terms of the subsection 7.4(b)(ii)(A) of the Plan by May 1, 1993 will not receive any benefits under this Supplement I.

	I-5.	Additional Service.  Each Eligible Participant shall be
credited with an additional five years of Continuous and Credited
Service provided that

	(a)	such additional service credit shall not be taken into
account under a particular provision of the Plan if the effect would be to reduce the amount of the benefit under that provision, or to postpone the date as of which an Eligible Participant becomes eligible to receive the benefit under that provision;

	(b)	if such Eligible Participant is reemployed by an
Employer or Related Company, or becomes a part-time or part-time regular employee, any additional service credited hereunder shall be disregarded upon such reemployment or becoming a part-time or part-time regular employee, in determining the amount of his Continuous Service and Credited Service earned prior to his rehire or becoming a part-time or part-time regular employee, for purposes of recalculating his basic monthly Retirement Income after Normal Retirement Age under subsection 9.2, eligibility for and the amount of the lump sum payable under subsection 8.3, and recalculation of the suspended monthly Retirement
Income under subsection 9.3 of the Plan; provided that such disregarding of service shall not result in a reduction to an Eligible Participant's monthly
Retirement Income to less than the amount of monthly
Retirement Income payable to him prior to such reemployment or becoming a part-time or part-time regular employee;

	(c)	such additional service shall not cause the 35-year and
11-year maximums in subparagraph 5.1(a)(iii) to be exceeded;

	(d)	such additional service shall not be credited if it
would be contrary to applicable law.

	I-6.	Additional Age.  The term "Actual Attained Age" when
used in this Supplement I shall mean a person's age as without regard to this Supplement I, other than Section I-5. Any
Eligible Participant shall be deemed to have an attained age of his Actual Attained Age plus five years for purposes of determining eligibility for and the amount of benefits under the Plan and Supplements thereto; provided, however, that:

	(a)	such additional age shall not be credited under a
particular provision of the Plan if the effect would be to reduce the amount of the benefit under that provision, or to postpone the date as of which an Eligible Participant becomes eligible to receive a benefit under that provision;

	(b)	an Eligible Participant's Actual Attained Age shall be
used for the following purposes:

		(1)	determining required minimum distributions under
subsection 8.12 of the Plan;

		(2)	determining the maximum limitations on the amount
of basic monthly Retirement Income under Section 7 of the Plan;

		(3)	applying the applicable reduction factors for
commencement prior to age 65 in determining the amount of protected benefits under subsection 5.6 of the Plan;

		(4)	any other purpose for which Actual Attained Age is
required to be used under applicable law.

	I-7.	Lump Sum Calculation.  If an Eligible Participant
elects payment in the form of a Lump Sum pursuant to subsection
8.3 and the terms of this Supplement I, such lump sum shall be calculated in accordance with the provisions of subsection 7.8 of the Plan as in effect on May 1, 1993.

	I-8.	Reemployment.  If an Eligible Participant who receives
an enhanced benefit under this Supplement I is reemployed, and again begins accruing benefits under the Plan, any limits on benefit accruals based upon years of Continuous Service or Credited Service set forth elsewhere in the Plan shall be applied by taking into account the years of Continuous Service and years of Credited Service included in the calculation of the Participant's Retirement Income at his prior termination of employment, including the additional years of service added for purposes of that calculation under subsection I-5.

	SUPPLEMENT J
	TO
	SEARS PENSION PLAN

	LIMITATIONS ON PAYMENT UPON PLAN TERMINATION



	J-1.	Application.  This Supplement J to the Sears Pension
Plan (the "Plan") applies the limits of Section 4022 of ERISA to the Plan.

	J-2.	Effective Date.  The Effective Date of this Supplement
J is January 1, 1985.

	J-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement J.

	J-4.	Temporary Limitations on Benefits for 25 Highest-Paid
Participants (Provisions Applicable Before 1993).
Notwithstanding any other provisions of the Plan and except as otherwise permitted by law, for Plan Years commencing before January 1, 1993:

	(a)	Until the date 10 years after any amendment which
substantially increases benefits under the Plan (an
"Unrestricted Date"), the benefits for any Participant whose anticipated annual Retirement Income from the Plan will exceed $1,500 and who was one of the 25 highest paid employees of an Employer on the date of such amendment (a "Pre-1993 Restricted Participant"), will be paid in full to the extent provided by employer contributions, not exceeding the largest of:

		 (i)	$20,000;

		(ii)	the employer contributions which would have been
applied to provide his benefits if the Plan, as in effect on the date of the amendment, had been continued without change;

		(iii)	the sum of:

			(A)	the employer contributions which would have
been applied to provide his benefits under the Plan, as in effect on the date of the amendment, if it had been terminated on that date; plus

			(B)	an amount computed by multiplying the number
of years after that date for which the full current costs (as described in paragraph (g) below) of the Plan have been met by 20 percent of the first $50,000 of his average regular annual compensation received from the Employer and the Related Companies during his latest five-year

					period of active employment, or total period
of active employment if less than five years;

			(C)	in the case of a Pre-1993 Restricted
Participant who is a substantial owner (as defined in section 4022(b)(5) of ERISA), the present value of the benefit, which is guaranteed for such Participant under section
4022 of ERISA or would be guaranteed if the Plan then terminated; or

			(D)	in the case of a Pre-1993 Restricted
Participant who is not a substantial owner, the present value of the maximum benefit described in section 4022(b)(3)(B) of ERISA, determined on the date the Plan terminates or, if earlier, the date the benefit commences, without regard to any other limitation in section 4022 of ERISA.

	(b)	If the Plan is terminated before an Unrestricted Date,
the benefits that a Pre-1993 Restricted Participant may receive will not exceed the benefits set forth in paragraph (a) above except as indicated in the following paragraphs. If the full current costs have not been met at any time before an Unrestricted Date, the restrictions set forth above will continue to apply until the date that the full current costs have been met for the first time.

	(c)	If a Pre-1993 Restricted Participant leaves the employ
of the Employers and Related Companies at a time when the full current costs have been met, the aggregate benefits he may receive before an applicable unrestricted date will not exceed the benefits set forth in paragraph (a) above, except as indicated below.

	(d)	The above restrictions will not apply to Retirement
Income payments payable to a retired Participant during any period in which the Plan is in full effect and its full current costs have been met.

	(e)	The above restrictions will not apply to any death or
survivor's benefits payable under the Plan during any period in which the Plan is in full effect and the full current costs have been met.

	(f)	If the Plan is terminated before an Unrestricted Date,
all amounts which, because of this Supplement J, cannot be distributed to a Pre-1993 Restricted Participant, will be distributed or applied for the benefit of other
Participants whose benefits are not restricted in the proportion that the actuarial liabilities attributable to each such other Participant bears to the then actuarial liabilities attributable to all such other
Participants.

	(g)	For purposes of the Plan, the "Full Current Costs" of
the Plan with respect to any Employer and Controlled
Group member, will be considered as having been met as of any date after an amendment which substantially increases benefits under the Plan, if the unfunded past service liability as of such date on account of benefits provided under the Plan does not exceed the Employer's past service liability under the Plan as of the date of the amendment, plus any supplemental or additional past service liability incurred by the Employer after that date on account of any increase in benefits or compensation.

	(h)	The limits of this Supplement J will not apply to a
Pre-1993 Restricted Participant if:

		 (i)	the Pre-1993 Restricted Participant enters into a
written agreement with the Plan providing that if:

			(A)	prior to the end of his restricted period,
the Plan terminates; or

			(B)	the full current costs of the Plan are not
met for any year ending on or before the last day of his restricted period,

			then the Pre-1993 Restricted Participant (or, in the event of his death, his estate) will repay to the Plan an amount equal to the then present value of the amounts by which the Pre-1993 Restricted
Participant's benefits would be decreased during his remaining lifetime pursuant to the foregoing provisions of this subsection (the "Repayment
Amount"), which agreement will contain such other provisions as the Administrator determines to be appropriate to adequately protect the Plan; and

		(ii)	the agreement described in subparagraph (i) above
is secured by (A) a bond or letter of credit providing for repayment of the Repayment Amount;
or (B) establishment of a depositary (including an individual retirement account) providing for repayment of the Repayment Amount.

	J-5.	Pre-Termination Restrictions (Provisions Applicable
After 1992). Notwithstanding any other provisions of the Plan and except as otherwise permitted by law, for Plan Years commencing on or after January 1, 1993:

	(a)	In the event of the Plan's termination, the benefit of
any Highly Compensated Employee (as described in Code section 414(q)) and Highly Compensated Former Employee will be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

	(b)	For any Plan Year, the single sum option described in
subsection 8.3 will not be available to any Post-1992
Restricted Participant (as defined in paragraph (c) below), and will be restricted to an amount equal to the payments that would be made to him in the form of a straight life annuity that is the actuarial equivalent of his Retirement Income or Deferred Vested Benefit, unless:




		 (i)	after payment to him of all his benefits under the
Plan (within the meaning of Treas. Reg.
Sec.1.401(a)(4)-5(b)(3)(iii)), the value of Plan assets equals or exceeds 110 percent of the value of the Plan's current liabilities, as defined in section 412(l)(7) of the Code;

		(ii)	the value of his benefits under the Plan (within
the meaning of Treas. Reg. Sec. 1.401(a)(4)-
5(b)(3)(iii)) is less than 1 percent of the value of the Plan's current liabilities; or

		(iii)	the value of his benefits under the Plan
(within the meaning of Treas. Reg. Sec. 1.401(a)(4)-
5(b)(3)(iii)) does not exceed the amount described in section 411(a)(11)(A) of the Code.

	(c)	For any Plan Year, a "Post-1992 Restricted Participant"
will mean a Participant who is a member of the group of the 25 Highly Compensated Employees (within the meaning of section 414(q) of the Code) and Highly Compensated
Former Employees who have the greatest Compensation.

	SUPPLEMENT K
	TO
	SEARS PENSION PLAN

	RELATING TO SMC/SSB EMPLOYEES


	K-1.	Application.  This Supplement K to the Sears Pension
Plan (the "Plan") applies to employees (hereinafter referred to as "SMC/SSB Eligible Employees") of Sears Mortgage Corporation and Sears Savings Bank (together, "SMC/SSB") who were active employees on November 30, 1993 (the date SMC/SSB was sold to PNC Mortgage Corp. of America) and who had been active Participants in the Sears Consumer Financial Corporation Pension Plan (the
"SCFC Plan") on June 30, 1993 when Dean Witter, Discover & Co.
was spun off from the Company's Controlled Group.

	K-2.	Effective Date.  This Supplement K shall be effective
as of November 30, 1993.

	K-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement K.

	K-4.	Accrued Benefits.  An SMC/SSB Eligible Employee who was
vested in his Accrued Benefit under the SCFC Plan on November 30, 1993 will have an Accrued Benefit under this Supplement K equal to the amount he would have earned under subparagraph 5.1(a)(iii) of the Plan had he become a Participant in the Plan on July 1, 1993 and terminated employment with the Employers and Related
Companies on November 30, 1993; provided, however that if any such SMC/SSB Eligible Employee would have been entitled to have his benefit prorated with reference to the Allstate Pension Plan in accordance with the terms of the SCFC Plan, the Allstate
Pension Plan formula (as in effect on January 1, 1991) will be substituted for the formula set forth in subparagraph
5.1(a)(iii). An SMC/SSB Eligible Employee who was not vested in his Accrued Benefit under the SCFC Plan on November 30, 1993 will have an Accrued Benefit under this Supplement K (expressed as a single life annuity payable as of age 65) equal to the amount he would have earned under subparagraph 5.1(a)(iii) of the Plan
(including the proviso at the end of paragraph 5.1(a)) had he (a) become a Participant in the Plan on the day he began accruing benefit service under the SCFC Plan and (b) terminated employment with the Employers and Related Companies on November 30, 1993.
An SMC/SSB Eligible Employee will be fully vested in his accrued benefit under this Supplement K regardless of the number of years of Continuous Service he had earned by November 30, 1993.

	K-5.	Early Retirement Factors.  An SMC/SSB Eligible Employee
will be entitled to commence payment of his Accrued Benefit under this Supplement K as of November 1, 1997 or such subsequent date the Participant elects that is no later than the first day of the month following the Participant's attainment of age 65, provided the Eligible Employee is not then employed by an Employer or Related Company. The Accrued Benefit of an SMC/SSB Eligible
Employee who commences payment prior to attaining age 65 will be reduced in accordance with the provisions of Section 5 of the Plan.

	K-6.	Forms of Payment.  An Eligible Employee will be
entitled to receive his Accrued Benefit under this Supplement K in any of the annuity forms available under Section 8, or in a Lump Sum payment. For purposes of determining the actuarially-equivalent amount of any form of payment, the assumptions set forth in subsection 8.5 will apply, except that the amount of a Lump Sum payment will be determined using the Applicable Interest Rate for the second month preceding the month in which the Eligible Employee's Annuity Starting Date occurs and the Applicable Mortality Table.

	K-7.	Distribution Election.  Benefits payable under this
Supplement K will be subject to the normal distribution election provisions of the Plan, including the requirements for Spousal Consent. For this purpose, the rules of clause 8.3(e)(iv) (requiring a simultaneous offering of an annuity in the normal form with the offer of an early Lump Sum for an accrued benefit not in excess of $150 per month) shall apply to any Lump Sum payment offered to an Eligible Employee under this Supplement K who has not yet attained age 55 and whose benefit exceeds the mandatory cash out limit of the Plan.

		SUPPLEMENT L
	TO
	SEARS PENSION PLAN

	RELATING TO CIRCLE OF BEAUTY


	L-1.	Application.  This Supplement L to the Sears Pension
Plan (the "Plan") describes the special provisions relating to employees of Circle of Beauty ("CoB") that have been adopted by the Company as part of its extension of the Plan to employees of CoB.

	L-2.	Effective Date.  The Effective Date of this Supplement
L is September 1, 1997.

	L-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement L.

	L-4.	Credited Service for Circle of Beauty Employees.
Notwithstanding any other provision of the Plan to the contrary, for purposes of determining the Credited Service of an employee of CoB, the following rules shall govern:

	(a)	no period of service with CoB prior to April 14, 1995
shall be included in the Participant's period of Credited Service;

	(b)	in the case of any individual employed by CoB on
September 1, 1997, any period of service for CoB during the period beginning on April 14, 1995 and ending on August 31, 1997 shall be included in the individual's
Credited Service to the same extent that it would have been included had CoB been an Employer during that same period; and

	(c)	in the case of any individual who was employed by CoB
prior to September 1, 1997, who is not described in paragraph (b) above but who is subsequently reemployed by CoB after September 1, 1997, no service before September 1, 1997 shall be counted as Credited Service
(unless such individual had earned Credited Service for a period prior to such date through employment with an Employer other than CoB.)

	L-5.	Compensation.  For purposes of determining a CoB
employee's Final Average Compensation, any amount that was paid during a period treated as Credited Service under subsection L-4 shall be treated as Compensation if it would have satisfied the definition in subsection 5.2 but for the fact that the Participant was not then an Eligible Employee.

	SUPPLEMENT M
	TO
	SEARS PENSION PLAN

	RELATING TO SEARS TIRE GROUP

	M-1.	Application.  This Supplement M to the Sears Pension
Plan (the "Plan") describes the special provisions relating to employees of Sears Tire Group ("STG") that have been adopted by the Company as part of its extension of the Plan to employees of STG.

	M-2.	Effective Date.  The Effective Date of this Supplement
M is December 15, 1997.

	M-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement M.

	M-4.	Eligibility Rules for Sears Tire Group Employees.  The
following rules shall modify the normal provisions of Section 2 and Section 3 in determining whether and when an employee of the Company or another Employer who performs services for Sears Auto Centers ("SAC") or National Tire and Battery ("NTB") is eligible to participate in the Plan:

	(a)	generally, of the employees who perform services for
SAC or NTB, only those who are salaried employees and who are on an Employer's payroll as such on or after December 15, 1997 are eligible to participate in the Plan;

	(b)	notwithstanding the general limitation set forth in
paragraph (a) above, an hourly employee who performs services for SAC or NTB shall be eligible to participate in the Plan while performing such services if he (i) performed services for SAC in any capacity prior to April 1, 1997 or as a salaried employee on or after April 1, 1997, or (ii) has been (and remains) credited with Continuous Service for an Employer that is not attributable to services performed for SAC or NTB.

	M-5.	Credited Service for Sears Tire Group Employees.
Notwithstanding any other provision of the Plan to the contrary, for purposes of determining the Credited Service of an individual performing services for SAC or NTB, the following rules shall govern:

	(a)	a salaried employee described in paragraph M-4(a) shall
receive Credited Service for any period of employment between January 1, 1997 and December 15, 1997 to the same extent that it would have been included had eligibility in the Plan been extended to that group of employees on January 1, 1997, and

	(b)	an hourly employee described in paragraph M-4(b) shall
receive Credited Service in accordance with the rules of subsection 2.3 except that service prior to January 1, 1997 for NTB shall not count as Credited
Service.



	M-6.	Compensation.  For purposes of determining the Final
Average Compensation of a Participant covered by this Supplement
M, any amount that was paid during a period treated as Credited Service hereunder shall be treated as Compensation if it would have satisfied the definition in subsection 5.2 but for the fact that the Participant was not then an Eligible Employee.


	SUPPLEMENT N
	TO
	SEARS PENSION PLAN

	RELATING TO THE GREAT INDOORS


	N-1.	Application.  This Supplement N to the Sears Pension
Plan (the "Plan") applies to employees (hereinafter referred to collectively as "Great Indoors Employees" and individually as a "Great Indoors Employee") of the Company's business unit known as the "Great Indoors" and describes the special eligibility provisions that have been adopted by the Company with respect to Great Indoors Employees.

	N-2.	Effective Date.  The Effective Date of this Supplement
N is January 1, 1998.

	N-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement N.

	N-4.	Eligibility to Participate.  Effective as of January 1,
1998 participation in the Plan by Great Indoors Employees (who satisfy the Plan's minimum eligibility requirements related to age and service) has been limited to the following groups:

		(a)	hourly-paid employees employed in "store support"
positions;

		(b)	hourly-paid employees employed at store locations
who were already Participants prior to January 1, 1998 (for so long as they remain continuously employed by the Company); and

		(c)	all salaried employees.


	SUPPLEMENT O
	TO
	SEARS PENSION PLAN

	RELATING TO MAXSERV, INC.


	O-1.	Application.  This Supplement O to the Sears Pension
Plan (the "Plan") applies to employees (hereinafter referred to collectively as "MaxServ Employees" and individually as a MaxServ Employee") of "MaxServ, Inc." and describes the special provisions that have been adopted by the Company as part of the adoption of the Plan by MaxServ.

	O-2.	Effective Date.  The Effective Date of this Supplement
O is January 1, 1999.

	O-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement O.

	O-4.	Service for MaxServ Employees.  Notwithstanding any
other provision of the Plan to the contrary, for purposes of determining the Credited and Continuous Service of each MaxServ
Employee, the following rules shall govern:

	(a)	no period of service with the MaxServ prior to January
1, 1999 shall be included in the Participant's period of Credited Service;

	(b)	in the case of any MaxServ Employees actively employed
by MaxServ on March 18, 1997, each such Participant's period of Continuous Service shall be determined based on the Participant's date of hire by MaxServ even if earlier than March 18, 1997.

	O-5	Eligibility to Participate.  Participation in the Plan
is extended to MaxServ Employees effective January 1, 1999.

	SUPPLEMENT P
	TO
	SEARS PENSION PLAN

	RELATING TO CERTAIN SUBSIDIARIES OF SEARS LOGISTICS SERVICES,
INC.


	P-1.	Application.  This Supplement P to the Sears Pension
Plan (the "Plan") applies to employees (hereinafter referred to collectively as "SLS Eligible Employees" and individually as an "SLS Eligible Employee") of the following subsidiaries of Sears Logistics Services, Inc. (the "SLS Subsidiaries"):

		Optimum Home Delivery Service, Inc.
		STG Logistics, Inc.
		Focus Distribution, Inc.
		Delano Logistics Services, Inc.
		Wilkes Barre Logistics Services, Inc.

and describes the special provisions that have been adopted by the Company as part of its extension of the Plan to the SLS
Eligible Employees.

	P-2.	Effective Date.  The Effective Date of this Supplement
P is September 1, 1999.

	P-3.	Definitions.  Unless the context clearly implies or
indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement P.

	P-4.	Credited and Continuous Service for SLS Eligible
Employees. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining the Credited and Continuous Service of each SLS Eligible Employee, the following rules shall govern:

	(a)	no period of service with the SLS Subsidiaries prior to
September 1, 1999 shall be included in the participant's period of Credited Service;

	(b)	in the case of any SLS Eligible Employees employed by
the SLS Subsidiaries prior to September 1, 1999, each participant's period of Continuous Service shall be determined based on the date such SLS Subsidiary was acquired by Sears Logistics Services, Inc., or the participant's date of hire, if later.